Exhibit 3.3

ESTATUTOS SOCIALES

GRUPO TMM, S.A. DE C.V.

INDICE GENERAL

CAPITULO I
DISPOSICIONES GENERALES
DENOMINACION
DOMICILIO
DURACION
OBJETO SOCIAL
NACIONALIDAD
CAPITULO II
DISPOSICIONES APLICABLES AL CAPITAL SOCIAL
CAPITAL SOCIAL
ACCIONES
AUMENTO DEL CAPITAL SOCIAL
DERECHO DE PREFERENCIA
DISMINUCION DEL CAPITAL SOCIAL
DERECHO DE RETIRO
ADQUISICION DE ACCIONES PROPIAS
CANCELACION DE COTIZACION EN BOLSAS DE VALORES
RESTRICCION A LA TRANSMISION DE ACCIONES
TITULOS DE ACCIONES
LIBRO DE REGISTRO DE ACCIONES
CAPITULO III
DE LAS ASAMBLEAS DE ACCIONISTAS
ASAMBLEA DE ACCIONISTAS
CLASES DE ASAMBLEAS
REUNIONES DE LAS ASAMBLEAS
CONVOCATORIAS
REQUISITOS PARA ASISTIR A LAS ASAMBLEAS
PROCEDIMIENTO EN LAS ASAMBLEAS DE ACCIONISTAS
QUORUM DE LAS ASAMBLEAS
ACTAS DE ASAMBLEAS
CAPITULO IV
ADMINISTRACION
CONSEJO DE ADMINISTRACION
LOS CONSEJEROS
SESIONES DEL CONSEJO
QUORUM
ACTAS
GARANTIAS
FACULTADES DEL CONSEJO DE ADMINISTRACION
COMITE DE AUDITORIA
ORGANOS INTERMEDIOS DE ADMINISTRACION
CAPITULO V
VIGILANCIA
VIGILANCIA
COMISARIOS
FACULTADES, OBLIGACIONES Y GARANTIAS
CAPITULO VI
DE LA INFORMACION FINANCIERA, UTILIDADES Y PERDIDAS
EJERCICIOS SOCIALES
INFORMACION FINANCIERA

I

UTILIDADES
PERDIDAS
FUNDADORES
CAPITULO VII
DISOLUCION Y LIQUIDACION
CAUSAS DE DISOLUCION
LIQUIDACION
CAPITULO VIII
DISPOSICIONES FINALES
LEYES SUPLETORIAS

II

ESTATUTOS SOCIALES DE
GRUPO TMM, S.A.

CAPITULO I
DISPOSICIONES GENERALES

DENOMINACION

PRIMERA.            La denominación de la sociedad es “GRUPO TMM”, e irá siempre seguida de las palabras SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, o de su abreviatura S.A. DE C.V.”

DOMICILIO

SEGUNDA.           El domicilio de la Sociedad es la Ciudad de México, Distrito Federal, sin perjuicio de que pueda establecer agencias, sucursales, oficinas, bodegas o dependencias en cualquier lugar de la República Mexicana y del extranjero, sin que por ello se entienda cambiado su domicilio. La Sociedad podrá designar domicilios convencionales en los actos jurídicos que celebre.

DURACION

TERCERA.            La duración de la Sociedad es de noventa y nueve años, contados a partir del 14 de Agosto de 1987. Dicho plazo será prorrogable en una o más ocasiones, según lo determine la Asamblea General Extraordinaria de Accionistas de la Sociedad.

OBJETO SOCIAL

CUARTA.              La Sociedad tendrá por objeto:

A)           Adquirir cualquier interés o participación en el capital de otras sociedades mercantiles o civiles, formando parte en su constitución o adquiriendo acciones o participaciones en las ya constituidas, así como enajenar o traspasar tales acciones o participaciones. Las sociedades en las cuales tenga la titularidad de la mayoría de las acciones o partes sociales, no deberán directa o indirectamente, invertir en acciones de la Sociedad, ni de ninguna otra empresa que a su vez sea accionista mayoritaria de la misma, o que sin serlo tengan aquéllas conocimiento que es accionista de ésta;

B)            Promover, organizar y administrar toda clase de sociedades mercantiles o civiles;

C)            Fabricar, armar, aparejar y reparar,  por cuenta propia o ajena, tanto en la República Mexicana como en el extranjero, toda clase de embarcaciones.

D)            Establecer y explotar servicios de navegación para el transporte de carga y pasajeros, dentro y fuera de la República Mexicana;

E)            Construir, instalar y mantener tanto en la República Mexicana como en el extranjero, por cuenta propia o ajena, muelles, diques, talleres de reparación de servicios de señales, estaciones meteorológicas y sus respectivos equipos, así como todos los servicios que le sean conexos;

F)            Comprar o en cualquier forma adquirir y vender o en cualquier otra forma traspasar, por cuenta propia o ajena, toda clase de embarcaciones o cualesquiera otras máquinas o aparatos para la transportación marítima, así como sus motores, refacciones, combustibles y lubricantes;

G)            Instalar y mantener sistemas de comunicación por radio, telégrafo, teléfono o cualquier otro medio de comunicación para el uso de los negocios sociales o para cualquier otro propósito de acuerdo con la legislación aplicable;

H)            Operar y participar en el sistema ferroviario nacional, por sí o a través de sociedades mercantiles en cuyo capital social participe la Sociedad;

I)             Constituir toda clase de sistemas de logística y prestar toda clase de servicios de logística dentro o fuera de la República Mexicana, ya por sí o a través de sociedades mercantiles en cuyo capital social participe la Sociedad;

J)             Recibir y promover asesorías, por conducto de toda clase de personas, físicas o morales, mexicanas o extranjeras, de todos aquellos servicios que resulten necesarios para la realización de su objeto social;

K)            Otorgar préstamos a las Sociedades Mercantiles o Civiles en las que tenga interés o participación mayoritaria o que pueda ejercitar la facultad de designar la mayoría de los órganos de administración, o a terceros en el curso ordinario de sus negocios;

L)            Obtener, adquirir o utilizar y/o disponer, por conducto de grupos financieros nacionales y/o extranjeros, de toda clase de fondos y recursos económicos que resulten necesarios para la realización de su objeto social, así como obtener y otorgar préstarmos o créditos con o sin garantía, celebrar todo tipo de contratos de crédito, emitir obligaciones y cualesquiera otros títulos de crédito que se emitan en serie o de cualquier otra forma sean colocados entre el gran público inversionista, ya sea en el país o en el exterior;

M)           Otorgar, girar, emitir, aceptar, endosar, certificar, garantizar o por cualquier concepto suscribir, inclusive por aval, toda clase de títulos de crédito, y otorgar toda clase de garantías, personales o reales, para garantizar obligaciones a cargo de las empresas subsidiarias en las que tenga participación mayoritaria, así como a cargo de las empresas subsidiarias de éstas, en la consecución del objeto social de la Sociedad;

N)            Celebrar toda clase de contratos de fideicomiso que sean necesarios para la consecución de su objeto social;

O)            Adquirir en propiedad, tomar en arrendamiento, poseer, usufructuar y, en general, utilizar y administrar toda clase de bienes muebles o inmuebles, así como los derechos reales que permitan las leyes de la República Mexicana o en el extranjero, de acuerdo con los requisitos que las mismas exijan y que sean necesarios o convenientes para la realización de su objeto social, en la inteligencia de que en ningún caso podrá adquirir, poseer o administrar bienes inmuebles con fines agrícolas;

P)            Promover, organizar, participar y contratar, ya sea en México o en el extranjero, con personas físicas o morales mexicanas o extranjeras, concursos, licitaciones, operaciones, eventos, reuniones, exposiciones, publicitaciones, programas de capacitación, de desarrollo, de investigación de mercados, e innovaciones y en general participar en todos aquellos eventos y reuniones de negocios que resultes necesarios o convenientes para la realización de su objeto social;

Q)            La contratación, por cuenta propia o de terceros, ya sea en México o en el extranjero, con personas físicas o morales mexicanas o extranjeras, de medios de publicidad, así como la venta y/o compra de espacios publicitarios, y en general de todo aquello relacionado con el ramo de la industria de los medios de comunicación e información, que resulten necesarios o convenientes para la realización de su objeto social;

R)            Llevar, por cuenta propia o de terceros, ya sea en México o en el extranjero, y con todo tipo de personas físicas o morales mexicanas o extranjeras, programas de capacitación y desarrollo, así como trabajos de investigación, que resulten necesarios o convenientes para la realización de su objeto social;

S)            Solicitar y obtener, bajo cualquier título, las concesiones y permisos y ejercer los derechos derivados de los mismos, así como registrar y patentar o actuar como intermediario o negociador, y adquirir, por cualquier título legal, ya sea en México o en el extranjero, con personas mexicanas o extranjeras, toda clase de invenciones, modelos de utilidades, diseños industriales, marcas, así como de avisos, nombres comerciales, franquicias, autorizaciones, licencias, sublicencias, concesiones, opciones, preferencias, derechos sobre ellos y en general toda clase de uso y explotación de derechos de propiedad intelectual e industrial, literaria o artísticas, que resulten necesarios o convenientes para la realización de su objeto social;

T)            Ser agente o representante, comisionista, distribuidor, mandatario y/o intermediario, ya sea en México o en el extranjero, de personas físicas o morales, mexicanas o extranjeras, que resulten necesarias o relacionadas con la realización de su objeto social;

U)            Celebrar y/o llevar a cabo, en la República Mexicana o en el extranjero, por cuenta propia o ajena, toda clase de actos principales o accesorios, civiles y comerciales o de cualquier otra índole, contratos, convenios civiles, mercantiles, principales o de garantía, o de cualquier otra clase que estén permitidos por la ley, pudiendo además, bien sea como fiador, aval o en cualquier otro carácter, inclusive el de deudor solidario o mancomunado, garantizar obligaciones y adeudos de las empresas subsidiarias en las que tenga participación mayoritaria, así como a cargo de las empresas subsidiarias de éstas, en la consecución del objeto social de la Sociedad;

V)            En general, realizar las demás actividades y celebrar los contratos y convenios que se requieran para la consecución de su objeto social, o que deban de realizarse por cualquier disposición de carácter legal.

NACIONALIDAD

QUINTA.               La sociedad es de nacionalidad mexicana, toda vez que se constituye conforme a la leyes aplicables en los Estados Unidos Mexicanos, y tiene su domicilio social en el país.

La sociedad no admitirá directamente como accionistas suscriptores o tenedores de acciones de la Serie “A”, a inversionistas extranjeros o a sociedades sin cláusula de exclusión de extranjeros, ni tampoco reconocerá en absoluto derechos de socios o accionistas a los mismos.

Las acciones de la Serie “L” podrán ser adquiridas por inversionistas mexicanos y/o por las personas físicas o morales y demás personas referidas en la Cláusula Séptima de estos Estatutos Sociales. La inversión efectuada por extranjeros mediante la adquisición de acciones de la Serie “L”, al no otorgar a sus titulares los mismos derechos corporativos que los otorgados por las acciones de la Serie “A”, ni facultades para determinar el manejo de la Sociedad, se considerará inversión neutra y por lo tanto no se computará como inversión extranjera en el capital social de la Sociedad.

Los accionistas extranjeros actuales o futuros de la sociedad, suscriptores o tenedores de las acciones de la Serie “L”, se obligan formalmente con la Secretaría de Relaciones a considerarse como nacionales respecto a las acciones de la Serie “L” de la Sociedad que adquieran o de que sean titulares, así como de los bienes, derechos, concesiones, participaciones o intereses de que sea titular la Sociedad o bien de los derechos y obligaciones que deriven de los contratos en que esta sea parte con autoridades mexicanas, y a no invocar, por lo mismo, la protección de sus Gobiernos, bajo la pena en caso contrario, de perder en beneficio de la Nación Mexicana las participaciones sociales que hubieren adquirido.

CAPITULO II
DISPOSICIONES APLICABLES AL CAPITAL SOCIAL

CAPITAL SOCIAL

SEXTA.                 El capital social mínimo fijo, sin derecho a retiro, es de $525,000,000.00 (QUINIENTOS VEINTICINCO MILLONES 00/100 MN), representado por 42,722,353 (CUARENTA Y DOS MILLONES SETECIENTAS VEINTIDOS MIL TRESCIENTOS CINCUENTA Y TRES) acciones de la Serie “A”, todas ellas comunes, nominativas, sin expresión de valor nominal, integramente suscritas y pagadas. La parte variable del capital social es ilimitada, en el entendido, sin embargo, que en ningún caso la parte variable del capital de la Sociedad podrá exceder diez (10) veces el importe de la parte fija del capital social.

ACCIONES

SEPTIMA.             El capital social es variable y se integrará en su parte fija, por acciones de la Serie “A” y en su parte variable, por acciones de la Serie “A” y acciones de la Serie “L”, en el entendido que, en todo caso, la Serie “A” representará cuando menos el setenta y cinco por ciento (75%) del total del capital social, y la Serie “L” representará no más del veinticinco por ciento (25%) del total del capital social de la Sociedad.

Cada vez que se incremente la parte fija del capital social, el aumento correspondiente estará representado por acciones que integrarán una subserie de la Serie “A”.

Cada vez que se incremente la parte variable del capital social, el aumento correspondiente estará representado por acciones que integrarán una subserie de la Serie “A” y/o por acciones que integrarán una subserie de la Serie “L”, según sea el caso, acciones que representarán en su integridad y exclusivamente el aumento respectivo. La Sociedad podrá emitir acciones no suscritas, de cualquiera de las Series que integren su capital social, para los efectos del Articulo 81 de la Ley del Mercado de Valores o con cualquier otro propósito, las cuales serán conservadas en la tesorería de la Sociedad, para entregarse a medida que se realice la suscripción.

Las acciones comunes de la Serie “A” deberán estar suscritas en su totalidad por inversionistas mexicanos. Las acciones de la Serie “L” serán de libre suscripción y podrán, por lo tanto, ser adquiridas por inversionistas mexicanos y/o por personas físicas o morales extranjeras y/o unidades económicas extranjeras o por empresas mexicanas en las que participe mayoritariamente el capital extranjero o en las que los extranjeros, por cualquier título, tengan la facultad de determinar el manejo de la Sociedad, en el entendido de que ninguna de las acciones que emita la sociedad podrá ser adquirida por Gobiernos o Estados Extranjeros y, en caso de que esto sucediere, dichas adquisiciones y acciones quedarán sin efecto ni valor alguno desde el momento de su adquisición.

Las acciones de la Serie “A”, siempre serán comunes, nominativas, sin expresión de valor nominal, con derechos de voto pleno. Las acciones de la Serie “L”, siempre serán nominativas, sin expresión de valor nominal, con los derechos que limitativamente se indican a continuación:

(a)           En los términos previstos por la Cláusula Vigésimo Séptima siguiente, tendrán el derecho a designar hasta dos (2) consejeros propietarios y a sus respectivos suplentes, por mayoría de votos de sus tenedores otorgada en asamblea especial; y

(b)           sólo tendrán derecho de voto en Asamblea General Extraordinaria de Accionistas y con respecto a los siguientes asuntos exclusivamente:

(i)            Transformación de la Sociedad;

(ii)           Fusión con otra sociedad, en carácter de fusionada o fusión con otra sociedad, en carácter de fusionante, cuando la fusionada tenga objetos sociales que no estén relacionados o sean conexos a los de la fusionante; y

(iii)          Cancelación de la inscripción de las acciones que emita la Sociedad en las Secciones de Valores o Especial del Registro Nacional de Valores y en otras Bolsas de Valores extranjeras, en las que en su caso se encuentren registradas.

Queda entendido y se conviene expresamente que los accionistas titulares de acciones de la Serie “L” por ningún título tendrán la facultad de determinar el manejo de la Sociedad, o sus inversiones, sus aumentos o reducciones de capital social, la emisión o amortización de las acciones representativas de su capital social, la reforma de estos Estatutos Sociales o la disolución o liquidación de la Sociedad.

Dentro de su respectiva Serie, todas las acciones conferirán iguales derechos. Cada acción común de la Serie “A” da derecho a un voto en las asambleas generales de accionistas. Por su parte, las acciones de la Serie “L” sólo tendrán derecho de voto en los asuntos que limitativamente para ellas se estableccn en estos estatutos y se transcriben en los títulos de las mismas, y cada una de ellas tendrá derecho a un voto en las asambleas de accionistas a las que puedan asistir.

AUMENTO DEL CAPITAL SOCIAL

OCTAVA.             El capital de la sociedad sólo podrá aumentarse en su porción mínima fija si se adoptan las resoluciones pertinentes en la Asamblea General Extraordinaria de Accionistas de la Sociedad, se reforma el Cláusula Sexta de estos estatutos sociales, y se lleva a cabo la inscripción del instrumento público que contenga la formalización del acta correspondiente en el Registro Público del Comercio del domicilio de la Sociedad.

Los aumentos en la parte variable del capital, dentro del límite establecido en la Cláusula Sexta de estos Estatutos se efectuarán mediante resolución de la Asamblea General Ordinaria de Accionistas, y en cualquier caso deberá protocolizarse el acta correspondiente, pero sin necesidad de reformar los Estatutos Sociales ni de inscribir la escritura de protocolización en el Registro Público de Comercio. Las acciones autorizadas pero aún no suscritas que se emitan para representar la parte variable del capital social, deberán quedar depositadas en la Tesorería de la Sociedad, para entregarse a medida que vaya realizándose su suscripción y pago en los términos y condiciones que fije la misma Asamblea General Ordinaria de Accionistas o el Consejo de Administración, de acuerdo con las facultades que a éste, en su caso, le hubiere otorgado dicha Asamblea de Accionistas.

La Asamblea General de Accionistas que resuelva el incremento en el capital social de la Sociedad, deberá acordar los términos y condiciones conforme a los cuales dicho incremento deberá llevarse a cabo.

No podrá decretarse un aumento del capital social de la Sociedad si en dicho momento no están totalmente suscritas y pagadas todas las acciones emitidas por la Sociedad con anterioridad.

DERECHO DE PREFERENCIA

NOVENA.             En caso de incremento en el capital social, excepto tratándose de acciones no suscritas emitidas por la Sociedad conforme al Artículo 81 de la Ley del Mercado de Valores, los accionistas de la Sociedad tendrán en todo tiempo el derecho preferente para suscribir las nuevas acciones que se emitan para representar dicho aumento, en proporción al número de acciones representativas del capital social de que sean tenedores.

El derecho de preferencia a que se refiere esta Cláusula, deberá ejercitarse dentro de los quince (15) días siguientes a la publicación, en el Diario Oficial de la Federación y en uno de los periódicos de mayor circulación en el domicilio de la Sociedad, del acuerdo de la Asamblea General de Accionistas sobre el aumento del capital social. Si transcurrido dicho plazo de quince (15) días, aún quedaren acciones por suscribir, éstas serán ofrecidas por el Consejo de Administración para su suscripción y pago a las personas físicas o morales que para tal efecto acuerde el Consejo de Administración o para su colocación entre el gran público inversionista sujeto a las disposiciones legales aplicables, en términos y condiciones que en ningún caso podrán ser más favorables que aquellos en los que fueron ofrecidas a los accionistas de la Sociedad para sus suscripción y pago.

En caso de aumento del capital social como resultado de la capitalización de primas sobre acciones, de la capitalización de utilidades retenidas o de reservas de valuación o revaluación, los accionistas tendrán derecho a la parte proporcional que les correspondiere en ese aumento y en su caso a recibir las nuevas acciones que se emitan para representar dicho aumento. Cuando se trate de la capitalización de utilidades retenidas o de reservas de valuación o revaluación, éstas deberán haber sido previamente reconocidas en estados financieros debidamente aprobados por la Asamblea General de Accionistas. Tratándose de reservas de valuación o de revaluación, éstas deberán estar apoyadas en avalúos efectuados por valuadores independientes autorizados por la Comisión Nacional Bancaria y de Valores, instituciones de crédito o corredores públicos titulados.

DISMINUCION DEL CAPITAL SOCIAL

DECIMA.               El capital social de la Sociedad, en su porción fija, sin derecho a retiro, sólo podrá disminuirse si se adoptan las resoluciones pertinentes en Asamblea General Extraordinaria de Accionistas de la Sociedad, se reforma la Cláusula Sexta de estos estatutos sociales, y se lleva a cabo la inscripción del instrumento público que contenga la formalización del acta correspondiente en el Registro Público del Comercio del domicilio de la Sociedad.

El acuerdo de la Asamblea General Extraordinaria de Accionistas que decrete la reducción de la porción mínima fija del capital social de la Sociedad, o la liberación a los accionistas de exhibiciones no realizadas respecto a dicha porción mínima fija, se publicará por tres veces en el Diario Oficial de la Federación con intervalos de diez dias.

El capital social de la Sociedad, en su porción variable, podrá reducirse sin más formalidad que la reducción sea resuelta en Asamblea General Ordinaria de Accionistas, debiéndose protocolizar el acta correspondiente, pero sin necesidad de reformar los Estatutos Sociales ni de inscribir la escritura de protocolización en el Registro Público de Comercio.

Toda disminución del capital social será hecha mediante cancelación de acciones en una cantidad tal que permita la amortización proporcional de acciones de todos los accionistas que detenten acciones representativas del capital social de la Sociedad.

Ninguna disminución de capital social podrá autorizarse cuando tenga como consecuencia reducir a menos del mínimo el capital social.

La Sociedad llevará un libro de variaciones de capital, en el que se anotarán los aumentos o reducciones, así como el capital representado en la parte fija y el representado en la parte variable.

DERECHO DE RETIRO

DECIMO PRIMERA.                          Los tenedores de acciones representativas de la porción variable del capital social tienen derecho conforme a la ley, a retirar todo o parte de sus aportaciones a la parte variable del capital social de la Sociedad.

La reducción del capital social como consecuencia de que un accionista propietario de acciones representativas de la parte variable del capital ejercitare su derecho de retirar parcial o totalmente su aportación, representada por las acciones de que sea tenedor, se sujetará a lo ordenado en los artículos 220 y 221 de la Ley General de Sociedades Mercantiles y la reducción del capital se efectuará reembolsando la acción o acciones de que se trate, de acuerdo al valor que resulte más bajo entre (a) el noventa y cinco por ciento (95%) de su valor de cotización en la Bolsa Mexicana de Valores, obtenido del promedio de operaciones efectuadas durante los últimos treinta días en que se hayan cotizado en dicha Bolsa de Valores las acciones de esta Sociedad, previos a la fecha de cierre del ejercicio en que el retiro deba surtir sus efectos, o (b) el valor contable de las acciones, de acuerdo al estado de posición financiera correspondiente al cierre del ejercicio social en que la separación deba surtir sus efectos, previamente aprobado por la Asamblea General Ordinaria de Accionistas.

El pago del reembolso será exigible a la Sociedad a partir del día siguiente a la celebración de la Asamblea General Ordinaria de Accionistas que haya aprobado el estado de posición financiera correspondiente al ejercicio en que el retiro deba surtir sus efectos. El Accionista que se retire quedará responsable de las obligaciones sociales para con los terceros, en los términos de Ley.

No podrá ejercitarse el derecho de retiro cuando tenga como consecuencia reducir a menos del mínimo el capital social.

ADQUISICION DE ACCIONES PROPIAS

DECIMO SEGUNDA.                          La Sociedad podrá adquirir acciones representativas de su capital social, a través de las bolsas de valores, nacionales o extranjeras, donde coticen las acciones de la Sociedad, al precio corriente en el mercado, sin que sea aplicable la prohibición establecida en el primer párrafo del Artículo 134 de la Ley General de Sociedades Mercantiles, siempre que la compra se realice con cargo al capital contable, en tanto las acciones así adquiridas pertenezcan a la Sociedad o, en su caso, con cargo al capital social en el evento de que se resuelva convertirlas en acciones de tesorería, en cuyo supuesto no se requerirá de resolución de la Asamblea General de Accionistas.

Mientras las acciones representativas del capital social, adquiridas por la Sociedad conforme a esta Cláusula, sean propiedad de la misma, estas no podrán ser representadas en asambleas de accionistas de cualquier clase.

Las acciones que pertenezcan a la Sociedad o, en su caso, las acciones de tesorería a que se refiere esta Cláusula, sin perjuicio de lo establecido por la Ley General de Sociedades Mercantiles, podrán ser colocadas entre el público inversionista, sin que para este último caso, el aumento de capital social correspondiente requiera resolución de la Asamblea General de Accionistas, ni del acuerdo del Consejo de Administración, tratándose de su colocación.

La Asamblea General Ordinaria de Accionistas deberá acordar expresamente, para cada ejercicio, el monto máximo de recursos que podrá destinarse a la compra de acciones propias, con la única limitante de que la sumatoria de los recursos que puedan destinarse a ese fin, en ningún caso exceda el saldo total de las utilidades netas de la Sociedad, incluyendo las utilidades pendientes de aplicar o retendias. El Consejo de Administración de la Sociedad deberá designar a la persona o personas responsables de la adquisición y colocación de acciones propias.

La compra de acciones propias por parte de la Sociedad, los informes que sobre las mismas deban presentarse a la Asamblea General Ordinaria de Accionistas, las normas de revelación financiera, así como los términos en que estas operaciones sean dadas a conocer a la Comisión Nacional Bancaria y de Valores, deberán cumplir con las disposiciones de carácter general que expida dicha Comisión.

CANCELACION DE COTIZACION EN BOLSAS DE VALORES

DECIMO TERCERA.                          En caso de que la Asamblea General Extraordinaria de Accionistas resuelva la cancelación de la inscripción de las acciones representativas del capital social en el Registro Nacional de Valores, o dicha cancelación sea resuelta por la Comisión Nacional Bancaria y de Valores en términos de la legislación aplicable, entonces los accionistas que detenten el control de la Sociedad en ese momento, estarán obligados a realizar una oferta pública de compra de las acciones representativas del capital social de la Sociedad que coticen en bolsas de valores previamente a dicha cancelación, al precio que resulte más alto entre (i) el promedio del cierre de las operaciones que se hubieren efectuado durante los treinta días en que hubieren cotizado las acciones en la Bolsa Mexicana de Valores, previos a la fecha de dicha oferta pública, o bien (ii) al valor contable por acción de acuerdo al último reporte trimestral presentado a la propia Comisión Nacional Bancaria y de Valores y a las bolsas de valores en donde coticen las acciones de la Sociedad, salvo que la Comisión Nacional Bancaria y de Valores, al resolver la autorización de dicha oferta pública de compra de acciones tendiente a la cancelación de la inscripción referida, autorice un precio distinto.

Los accionistas que detenten el control de la sociedad no quedarán obligados a llevar a cabo la oferta pública mencionada, si se acredita el consentimiento de la totalidad de los socios para la cancelación registral.

RESTRICCION A LA TRANSMISION DE ACCIONES

DECIMO CUARTA.                            En los términos y para los efectos del Artículo 130 de la Ley General de Sociedades Mercantiles y de la Fracción VII del Artículo 14 Bis 3 de la Ley del Mercado de Valores, se establece que la adquisición de acciones de la Serie “A” representativas del capital social de la Sociedad, en una o varias operaciones simultáneas o sucesivas, por parte de cualquier persona o grupo de personas vinculadas entre sí o que actúen en concertación, que implique que dicha persona o grupo de personas adquiera acciones de la Serie “A” que representen el cinco por ciento (5%) o más de dicha Serie de acciones del capital social de la Sociedad, independientemente del número de acciones Serie “A” de que sean titulares en ese momento, únicamente podrá llevarse a cabo previa la autorización del Consejo de Administración de la Sociedad. Si el

Consejo de Administración niega la autorización, designará a uno o más postores para la compra de dichas acciones en bolsas de valores, nacionales o extranjeras, al precio corriente de mercado.

La Sociedad no reconocerá como dueño de acciones Serie “A” representativas de su capital social a cualquier persona o grupo de personas vinculadas entre sí o que actúen en concertación, que haya o hayan adquirido dichas acciones Serie “A” en violación de lo establecido en ésta Cláusula, sin que pueda emitirse voto alguno respecto de las mismas.

La modificación de esta Cláusula requiere su aprobación en Asamblea General Extraordinaria de Accionistas de la Sociedad, con el voto favorable de acciones que representen, por lo menos, el noventa y cinco por ciento (95%) del capital social de la Sociedad.

TITULOS DE ACCIONES

DECIMO QUINTA.                             Las acciones estarán representadas por títulos que serán nominativos y que podrán amparar una o varias acciones y podrán llevar adheridos cupones numerados. Los títulos llevarán la firma autógrafa o en facsímil del presidente y del secretario del Consejo de Administración. Si se utilizaren firmas en facsímil, los originales de las mismas deberán depositarse en el Registro Público de Comercio en que se encuentre inscrita la Sociedad. En tanto se expidan los títulos definitivos de acciones, la Sociedad expedirá a los accionistas certificados provisionales que evidencien su participación en el capital social. Dichos certificados provisionales serán nominativos, podrán llevar adheridos cupones y deberán canjearse, en su oportunidad, por los títulos definitivos de acciones.

Los títulos definitivos de acciones deberán emitirse en un plazo no mayor a ciento ochenta días naturales, contado a partir de la fecha en que se haya acordado su emisión o canje.

Cuando por cualquier causa se modifiquen las indicaciones contenidas en los títulos definitivos de acciones o en los certificados provisionales, estos deberán canjearse por nuevos títulos definitivos de acciones o certificados provisionales y anularse los primitivos, o bien, bastará que se haga constar en estos últimos, previa certificación notarial o de corredor público titulado, dicha modificación.

DECIMO SEXTA.                                Tanto los títulos definitivos como los certificados provisionales de acciones deberán reunir los requisitos establecidos por los Artículos ciento veinticinco (125) y ciento veintisiete (127) de la Ley General de Sociedades Mercantiles y deberán contener la inserción literal de las Cláusulas Quinta y Décimo Cuarta de estos estatutos.

El Consejo de Administración queda facultado para que, tanto los títulos de las acciones, como los certificados provisionales, sean expedidos amparando una o más acciones. Además queda facultado para hacer el canje de títulos o certificados que cubran determinado número de acciones por títulos o certificados nuevos, según lo soliciten los tenedores de los mismos y siempre que los títulos o certificados nuevos cubran, en conjunto, el mismo número total de acciones que aquellos en cuyo lugar se expidan.

En caso de robo, pérdida, extravío o destrucción de cualquier título definitivo o certificado provisional que ampare acciones representativas del capital social de la Sociedad, su reposición quedará sujeta a las disposiciones del Capítulo Primero, Título Primero, de la Ley General de Títulos y Operaciones de Crédito. Todos los duplicados de certificados provisionales o de títulos definitivos, llevarán la indicación de que son duplicados y que los títulos o certificados originales ha sido debidamente cancelados. Todos los gastos inherentes a la cancelación y reposición de títulos definitivos o de certificados provisionales, correrán por cuenta del tenedor del certificado o título definitivo que se haya repuesto.

LIBRO DE REGISTRO DE ACCIONES

DECIMO SEPTIMA.                           La Sociedad llevará un Libro de Registro de Acciones en el que se insertará lo siguiente:

I.              El nombre, la nacionalidad y el domicilio del accionista, con indicación de las acciones que le pertenezcan, expresándose los números, Series y demás particularidades.

II.            La indicación de las exhibiciones que se efectúen, o la indicación de que son acciones liberadas;

III.           Las  transmisiones de acciones que se realicen, siempre que dichas transmisiones cumplan con lo establecido en las disposiciones de estos estatutos;

IV.           Los demás actos que deban inscribirse de acuerdo con las disposiciones legales vigentes de tiempo en tiempo, a petición de parte interesada.

La Sociedad únicamente considerará como dueño de las acciones a quien aparezca inscrito como tal en el Libro de Registro de Acciones de la Sociedad. A este efecto, la Sociedad deberá inscribir en dicho registro, a petición de cualquier titular las transmisiones que se efectúen.

Las inscripciones en el Libro de Registro de Acciones se suspenderán desde el quinto día anterior a la celebración de las Asambleas de Accionistas, hasta el día hábil inmediato siguiente a la celebración de las mismas.

CAPITULO III
DE LAS ASAMBLEAS DE ACCIONISTAS

ASAMBLEA DE ACCIONISTAS

DECIMO OCTAVA.                           La Asamblea General de Accionistas es el órgano supremo de la Sociedad, estando subordinados a él todos los demás, y estará facultada para tomar toda clase de resoluciones y nombrar y remover a cualquier Consejero con sujeción a lo establecido por estos estatutos y la ley, o a cualquier funcionario, respetando en su caso los derechos de las minorías. Sus resoluciones deberán ser ejecutadas y su cumplimiento será vigilado por el Consejo de Administración, o por la persona o personas que expresamente designe la Asamblea correspondiente.

CLASES DE ASAMBLEAS

DECIMO NOVENA.                            Las Asambleas de Accionistas pueden ser Ordinarias, Extraordinarias o Especiales.

Las Asambleas Generales Ordinarias de Accionistas conocerán de todos los asuntos que no estén reservados por la ley o por estos estatutos sociales a las Asambleas Generales Extraordinarias de Accionistas.

Una Asamblea General Ordinaria de Accionistas se reunirá cuando menos una vez al año en la fecha que fije el Consejo de Administración dentro de los primeros cuatro (4) meses que sigan a la clausura del ejercicio social. Además de ocuparse de los asuntos incluidos en la orden del día, la Asamblea deberá discutir, aprobar o modificar el informe del Consejo de Administración y el informe del o los comisarios a que se refieren los Artículos 172 y 166 Fracción IV de la Ley General de Sociedades Mercantiles, relativos a la marcha de los negocios, el balance general, el estado de pérdidas y ganancias, el estado de cambios en la posición financiera y el estado de cambio en la inversión de los accionistas para dicho ejercicio social, tanto de la Sociedad como de aquellas sociedades mercantiles o civiles en las que la Sociedad participe mayoritariamente, cuando el valor de la inversión en cada una de ellas exceda del veinte por ciento (20%) del capital contable de la Sociedad, según el estado de posición financiera de la Sociedad al cierre del ejercicio social correspondiente. Dicha Asamblea deberá ocuparse también del nombramiento de los consejeros y comisarios para el siguiente ejercicio social así como para determinar sus emolumentos.

Las Asambleas Generales Extraordinarias podrán reunirse en cualquier tiempo cuando deba de tratarse alguno de los asuntos previstos en el Artículo 182 de la Ley General de Sociedades Mercantiles, la escisión de la Sociedad, y la cancelación de la inscripción de las acciones que emita la Sociedad en las secciones de valores o especial del Registro Nacional de Valores y en las bolsas de valores nacionales o extranjeras en las que, en su caso, se encuentren listadas.

Toda proposición que pueda perjudicar los derechos de una Serie de acciones, deberá ser aceptada previamente por la serie de acciones afectada, reunida en Asamblea Especial, en la que se requerirá la mayoría exigida para las asambleas extraordinarias, la cual se computará con relación al número total de acciones de la serie de que se trate.

REUNIONES DE LAS ASAMBLEAS

VIGESIMA.           Todas las Asambleas de Accionistas se reunirán en el domicilio social de la Sociedad en cualquier tiempo en que sean convocadas, y sin este requisito serán nulas, salvo (i) el caso fortuito o la fuerza mayor, o (ii) que las resoluciones tomadas en asamblea no convocada, o fuera de asamblea, sean adoptadas por los accionistas conforme a lo establecido en la Cláusula Vigésimo Quinta de estos estatutos sociales.

CONVOCATORIAS

VIGESIMO PRIMERA.                      Las convocatorias para Asambleas Generales deberán hacerse por encargo del Consejo de Administración, o por el Comisario o cualquiera de los Comisarios, en su caso. Asimismo, todo accionista o grupo de accionistas que represente, por lo menos, el diez por ciento (10%) del capital social, podrá solicitar se convoque a Asamblea General de Accionistas, en los términos y cumpliendo los requisitos que señala el Articulo 184 de la Ley General de Sociedades Mercantiles.

Toda convocatoria deberá publicarse por una sola vez en el periódico oficial de la entidad del domicilio de la Sociedad y en uno de los periódicos de mayor circulación en dicho domicilio, cuando menos con quince (15) días de anticipación entre la fecha de publicación y el día señalado para la celebración de la Asamblea.

La convocatoria deberá contener la fecha, la hora y el lugar de celebración de la Asamblea de que se trate, la orden del día a la que dicha Asamblea deberá sujetarse, y será firmada por quien la haga. No podrán incluirse bajo el rubro de asuntos generales de cualquier convocatoria, los asuntos a que se refieren los Artículos 181 y 182 de la Ley General de Sociedades Mercantiles.

Desde el momento en que se publique cualquier convocatoria para Asambleas de Accionistas, estarán a disposición de los accionistas, en las oficinas de la Sociedad, la información y los documentos relacionados con cada uno de los puntos establecidos en la orden del día correspondiente.

Si alguna Asamblea no pudiere celebrarse el día señalado para su reunión, se hará una segunda o ulterior convocatoria con expresión de las circunstancias del caso, debiendo cumplirse con los requisitos establecidos para la primera convocatoria.

No será necesaria la convocatoria tratándose de resoluciones adoptadas por Asambleas no convocadas, o fuera de Asamblea, en ambos casos sujeto a lo que se establece en la Cláusula Vigésimo Quinta siguiente, ni cuando se trate de la continuación de una Asamblea legalmente instalada siempre que cuando al ser interrumpida dicha Asamblea se haya señalado la fecha, hora y lugar en que deba continuar.

REQUISITOS PARA ASISTIR A LAS ASAMBLEAS

VIGESIMO SEGUNDA.                      Para que los accionistas de la Sociedad tengan derecho de asistir a las Asambleas, deberán depositar sus acciones en la secretaría de la Sociedad o en el Instituto para el Depósito de Valores o en cualquier institución de crédito nacional o extranjera cuando menos con dos días de anticipación al señalado para la Asamblea. Tratándose de Asambleas en las que por estar representadas todas las acciones con derecho a voto se puedan tomar resoluciones sin necesidad de convocatoria previa, el depósito de las acciones podrá hacerse en cualquier momento antes de la celebración de la misma. Las acciones depositadas únicamente podrán ser devueltas después de celebrada la Asamblea de que se trate.

Los accionistas que depositen sus acciones conforme al párrafo anterior, solicitarán a la institución depositaria de que se trate, una constancia en la que se indique el nombre del accionista, la cantidad de acciones depositadas, los números de los títulos que las representan, la fecha de celebración de la Asamblea y la condición de que dichas acciones permanecerán en poder de la institución depositaria hasta después de terminada la Asamblea de que se trate.

Contra la entrega de los títulos que amparen las acciones o dichas constancias a la secretaría de la Sociedad, el secretario del Consejo de Administración expedirá a los interesados las tarjetas de admisión correspondientes, en las cuáles se indicará el nombre del accionista y el número de votos a que tiene derecho, así como, en su caso, la denominación de la depositaria.

Tratándose de acciones depositadas en alguna Institución para el Depósito de Valores, las tarjetas de admisión se expedirán contra la entrega que se haga a la Sociedad de la constancia de depósito respectivo y, en su caso, del listado complementario a que se refiere el Artículo 78 de la Ley del Mercado de Valores.

Los accionistas no necesitarán probar sus derechos de asistencia a la Asamblea en los términos de los párrafos anteriores, respecto de las acciones que se encuentren registradas a su nombre en el Libro de Registro de Acciones de la Sociedad.

PROCEDIMIENTO EN LAS ASAMBLEAS DE ACCIONISTAS

VIGESIMO TERCERA.                      A)           Serán presididas por el presidente del Consejo de Administración, y a falta de éste actuará como presidente otro consejero en el orden de su designación, y en ausencia de ambos aquella persona que designen los accionistas por mayoría de votos de los presentes en la Asamblea de que se trate, y actuará como secretario el del Consejo de Administración, o en su defecto el prosecretario, y en ausencia de ambos, la persona que designen los accionistas por mayoría de votos de los presentes en la Asamblea de que se trate.

B)            Al iniciarse la Asamblea, el presidente nombrará de entre los presentes a uno o más escrutadores para hacer el recuento de las acciones presentes o representadas, así como el número de votos que a dichas acciones corresponden. El o los escrutadores deberá(n) formular una lista de asistencia en la que se anotarán los nombres de los accionistas presentes o representados y el número de acciones que les pertenezcan, para estar en posibilidad de hacer el recuento respectivo en las votaciones.

C)            Si se encuentra presente el quórum requerido conforme a estos estatutos sociales, el presidente la declarará legalmente instalada y se procederá al desahogo de la orden del día.

D)            El accionista o grupo de accionistas que represente cuando menos el diez por ciento (10%) de las acciones representadas en una Asamblea de Accionistas, podrá solicitar que se aplace la votación de cualquier asunto respecto del cual no se consideren suficientemente informados, en cuyo caso la votación respecto de dicho asunto se aplazará para dentro de tres días, sin necesidad de nueva convocatoria. Este derecho no podrá ejercitarse sino una sola vez para el mismo asunto.

VIGESIMO CUARTA.                        Los accionistas podrán hacerse representar en las Asambleas por mandatarios que podrán ser o no accionistas de la Sociedad. La representación podrá conferirse mediante poder notarial general o especial, o mediante simple carta poder otorgada ante dos testigos que satisfaga los requisitos establecidos por la ley. Para tales efectos, la Sociedad deberá elaborar formularios que reúnan, además de los anteriores, los siguientes requisitos:

1.                                       Señalar de manera notoria la denominación de la Sociedad, así como la orden del día a que se sujetará la Asamblea de Accionistas de que se trate; y

2.                                       Contener espacio para las instrucciones que señale el otorgante para el ejercicio del poder.

La Sociedad deberá mantener a disposición de los intermediarios del mercado de valores que acrediten contar con la representación de los accionistas, en las oficinas de la Sociedad, durante un plazo de quince (15) días anteriores a la fecha de la Asamblea de Accionistas de que se trate, los formularios de poderes a fin de que dichos intermediarios puedan hacerlos llegar con oportunidad a sus representados.

El secretario o prosecretario de la Sociedad, deberá cerciorarse de la observancia de lo dispuesto en esta Cláusula e informar de ello a la Asamblea de Accionistas de que se trate, lo que se hará constar en el acta respectiva.

Los consejeros y los comisarios están impedidos de actuar como mandatarios de accionistas en cualquier Asamblea de Accionistas de la Sociedad.

QUORUM DE LAS ASAMBLEAS

VIGESIMO QUINTA.                         A)           Para que las Asambleas Generales Ordinarias de Accionistas se consideren legalmente instaladas en prìmera convocatoria, deberá estar representado, por lo menos, la mitad de las acciones Serie “A” del capital social de la Sociedad en circulación en ese momento; y sus resoluciones serán válidas cuando se tomen por mayoría de los votos presentes. En segunda y subsecuentes convocatorias, las Asambleas Generales Ordinarias funcionarán válidamente con los accionistas tenedores de acciones de la Serie “A” que concurran, cualquiera que sea el número de acciones Serie “A” que representen y cualquiera que sea la naturaleza de las resoluciones que hayan de tomarse.

B)            Para que las Asambleas Generales Extraordinarias de Accionistas se consideren legalmente instaladas en primera convocatoria, para tratar asuntos respecto de los que las acciones de la Serie “L” no tengan derecho a voto, deberá estar representado, por lo menos, tres cuartas partes de las acciones Serie “A” del capital social de la Sociedad en circulación en ese momento, y para que sus resoluciones sean válidas, se requerirá siempre que sean adoptadas por un número de acciones Serie “A” que represente, por lo menos, la mitad de las acciones Serie “A” del capital social de la Sociedad en circulación en ese momento. En segunda y subsecuentes convocatorias, las Asambleas Generales Extraordinarias que se reúnan para tratar asuntos respecto de los que las acciones de la Serie “L” no tengan derecho a voto, se considerarán legalmente instaladas cuando se encuentre representado, por lo menos, la mitad de las acciones Serie “A” del capital social de la Sociedad en circulación en ese momento, y para que sus resoluciones sean válidas, se requerirá siempre que sean adoptadas por un número de acciones Serie “A” que represente, por lo menos, la mitad de las acciones Serie “A” del capital social de la Sociedad en circulación en ese momento.

C)            Las Asambleas Generales Extraordinarias de Accionistas reunidas por virtud de primera convocatoria que sean convocadas para tratar alguno de los asuntos en los que tengan derecho de voto las acciones de la Serie “L”, se considerarán legalmente instaladas si están representadas, por lo menos, tres cuartas partes del capital social, y sus resoluciones serán válidas si se adoptan, cuando menos, por la mayoría de las acciones en las que se divida el capital social.  Las Asambleas Generales Extraordinarias  de Accionistas convocadas en segunda o ulteriores convocatorias para resolver asuntos en los que las acciones de la Serie “L” tengan derecho de voto, se considerarán legalmente instaladas  si está representada, por lo menos,  la mayoría del capital social y sus resoluciones serán válidas si se adoptan, cuando menos, por la mayoria de las acciones en que se divida dicho capital social.

D)            En las Asambleas de Accionistas las votaciones serán económicas, a menos que alguno de los asistentes pida que sean nominales.

E)            Las resoluciones legalmente adoptadas por las Asambleas de Accionistas, son obligatorias aún para los ausentes o disidentes, salvo el derecho de oposición en los términos del apartado I) siguiente.

F)            Las resoluciones adoptadas en Asambleas de Accionistas no convocadas en los términos de la Cláusula Vigésimo Primera de estos Estatutos será nula, salvo que en el momento de la votación haya estado representada la totalidad de las acciones con derecho a voto en dicha Asamblea.

G)            Las resoluciones tomadas fuera de Asamblea de Accionistas, por unanimidad de votos de los accionistas que representen la totalidad de las acciones con derecho a voto respecto de los asuntos de que se trate, tendrán, para todos los efectos legales, la misma validez que si hubieren sido adoptadas reunidos en Asamblea de Accionistas, siempre que se confirmen por escrito.

H)           El accionista o grupo de accionistas que represente, por lo menos, el quince por ciento (15%) del capital social, podrá ejercitar directamente la acción de responsabilidad civil contra los administradores, siempre que (i) la demanda comprenda el monto total de las responsabilidades en favor de la Sociedad, y no únicamente en el interés personal de los promoventes, y (ii) en su caso, los actores no hayan aprobado la resolución tomada por la Asamblea General de Accionistas sobre no haber lugar a proceder contra los administradores demandados. Los bienes que se obtengan como resultado de la reclamación, serán percibidos por la Sociedad.

I)             El accionista o grupo de accionistas que represente, por lo menos, el veinte por ciento (20%) del capital social, podrán oponerse judicialmente a las resoluciones de las Asambleas Generales de Accionistas, siempre que (i) la demanda se presente dentro de los quince (15) días siguientes a la fecha de la clausura de la Asamblea, (ii) los reclamantes no hayan concurrido a la Asamblea o hayan dado su voto en contra de la resolución, y (iii) la demanda señale la cláusula de estos Estatutos Sociales o del precepto legal infringidos y el concepto de violación.

ACTAS DE ASAMBLEAS

VIGESIMO SEXTA.                             De toda Asamblea de Accionistas se levantará una acta que se asentará en el Libro de Actas de Asambleas respectivo que deberá abrir y mantener la Sociedad, y deberá ser firmada por el presidente y el secretario de la Asamblea, así como por el o los Comisarios que hayan asistido. Se agregarán al apéndice de cada acta los documentos que en su caso justifiquen que las convocatorias se hicieron en los términos establecidos por estos estatutos sociales o en su caso, constancia de los supuestos previstos por el apartado F) de la Cláusula Vigésimo Quinta de estos estatutos sociales, así como la lista de asistencia debidamente firmada por los escrutadores y los demás asistentes que así quisieren hacerlo, las cartas poder o copia del poder notarial de los representantes de los accionistas, los informes, dictámenes y demás documentos que se hubieren sometido a la consideración de la Asamblea, y una copia del acta respectiva.

En el mismo libro se consignarán las resoluciones tomadas en los términos del inciso G) de la Cláusula Vigésimo Quinta de estos estatutos sociales, de las cuáles dará fe el secretario del Consejo de Administración.

CAPITULO IV
ADMINISTRACION

CONSEJO DE ADMINISTRACION

VIGESIMO SEPTIMA.                       (A)          La administración de la sociedad estará a cargo de un Consejo de Administración. El Consejo de Administración de la Sociedad estará siempre compuesto de catorce (14) miembros propietarios y sus respectivos suplentes; en el entendido que cuando menos, el veinticinco por ciento (25%) de los Consejeros deberán ser “consejeros independientes” de acuerdo con la Ley del Mercado de Valores. Por cada consejero propietario, se designará a su respectivo suplente, en el entendido que los consejeros suplentes de los que sean independientes, deberán tener ese mismo carácter.

(B)           Los Consejeros podrán ser accionistas o personas extrañas a la Sociedad, deberán tener capacidad legal para ejercer su encargo y no estar inhabilitados para ejercer el comercio.

(C)           Los miembros del Consejo de Administración se elegirán en Asamblea General Ordinaria de Accionistas, como sigue:

(i)            Los accionistas de la Serie “A” nombrarán, por mayoría de votos de las acciones Serie “A” representadas en la Asamblea, a doce (12) Consejeros Propietarios y a sus respectivos suplentes.

(ii)           En la Asamblea General Ordinaria de Accionistas que se reúna con el fin de designar miembros del consejo de administración, podrán estar representados los accionistas de la Serie “L”, exclusivamente para el efecto de nombrar a los dos (2) Consejeros Propietarios y sus respectivos suplentes que en Asamblea Especial de Accionistas de la Serie “L” hubieren elegido previamente, por mayoría de votos de las acciones Serie “L” representadas en dicha Asamblea Especial. Los consejeros designados por los accionistas de la Serie “L” se considerarán como independientes, para todos los efectos. Si no hubiere acciones de la Serie “L” representadas en la Asamblea General Ordinaria de Accionistas, los Accionistas de la Serie “A” nombrarán también a los Consejeros que correspondan a dicha Serie “L”.

(D)          Toda minoría que represente cuando menos un diez por ciento (10%) del capital social tendrá derecho a nombrar a un Consejero y a su respectivo suplente, si manifiesta su deseo de hacerlo al iniciarse el desahogo del punto de la orden del día relativo al nombramiento del Consejo de Administración.  De hacer uso de este derecho la minoría, los miembros restantes del Consejo a ser designados por la Serie “A” serán electos por mayoría de votos de entre quienes representen las acciones comunes de dicha Serie “A” que estuvieren representadas en la Asamblea y que no hubieren hecho uso del derecho mencionado. La designación de cualquier Consejero propietario, y de su respectivo suplente, hecha por una minoría, sólo podrá ser revocada cuando lo sean igualmente todos los demás Consejeros, a menos que la remoción obedezca a causa justificada de acuerdo con la ley aplicable.

(E)           Para el caso de ausencia temporal o definitiva de un Consejero propietario, tal consejero propietarío será sustituido por el consejero suplente que específicamente haya sido designado para sustituirlo.

(F)           El Consejo de Administración, en la primera sesión que celebre después de la Asamblea Ordinaria anual y siempre y cuando en esta Asamblea no se hicíere el nombramiento, designará de entre sus miembros un presidente, mismo que deberá ser elegido por mayoría de votos de sus integrantes.  El  presidente del Consejo de Administración siempre contará con voto de calidad para el caso de empate.

(G)           El Consejo de Administración, en la primera sesión que celebre después de la Asamblea Ordinaria anual y siempre y cuando en esta Asamblea no se hicíere el nombramiento,  nombrará un secretario  y un prosecretario,  quienes podrán no  ser miembros del Consejo de Administración. Dicho secretario y prosecretario podrán en cualquier tiempo ser removidos por el Consejo de Administración, y sus faltas temporales y definitivas serán cubiertas por las personas que designe el propio consejo. El secretario y el prosecretario, no obstante no sean miembros del Consejo de Administración de la Sociedad,  podrán  firmar y hacer publicar cualquier convocatoria a Asamblea de Accionistas de la Sociedad ordenada o resuelta por el Consejo de Administración conforme a la Cláusula Vigésimo Primera de estos Estatutos Sociales.

LOS CONSEJEROS

VIGESIMO OCTAVA.                       Los Consejeros deberán reunir los requisitos que marquen las disposiciones legales aplicables. Los Consejeros suplentes cubrirán las faltas temporales o absolutas de los propietarios respecto de los cuales hubieran sido nombrados suplentes.

Los Consejeros durarán en su encargo por regla general un (1) año, podrán ser reelectos y, excepto por lo dispuesto en la legislación aplicable, continuarán en el desempeño de sus funciones aún cuando hubiese concluido el período para el que hubiesen sido designados, en tanto sus sucesores no sean designados y tomen posesión de sus cargos.

La Asamblea General Ordinaria de Accionistas podrá señalar un plazo mayor durante el cual uno o más de los Consejeros designados en dicha Asamblea estarán en funciones, en cuyo caso, no podrán ser removidos previo al vencimiento de su encargo, excepto por causa justificada o de responsabilidad de acuerdo con la ley. La remuneración de los Consejeros, según sea el caso, será fijada por la Asamblea General Ordinaria de Accionistas que los haya elegido, con cargo a gastos generales.

SESIONES DEL CONSEJO

VIGESIMO NOVENA.                        Las sesiones del Consejo de Administración serán ordinarias y extraordinarias. Las sesiones ordinarias se celebrarán periódicamente los días y horas que designare el Consejo, en el entendido que el Consejo de Administración deberá reunirse por lo menos, una vez cada tres meses. Las sesiones extraordinarias se celebrarán cuando lo acuerde el presidente del Consejo o lo solicite el veinticinco por ciento de los consejeros o cualquiera de los comisarios de la Sociedad. El (los) comisario(s) deberán ser citados a todas las sesiones del Consejo, a las que deberán asistir con voz pero sin voto.

El Consejo de Administración, sesionará en el domicilio de la Sociedad o en cualquier otro lugar de la República Mexicana o del extranjero que se determine con anticipación en la convocatoria respectiva. Las sesiones del Consejo de Administración serán presididas por el presidente del mismo y en ausencia de éste por su suplente, y en ausencia de éste, por cualquier consejero que designen los consejeros presentes en la sesión correspondiente, por mayoría de votos.

Actuará como secretario, el secretario del Consejo y en ausencia de éste el prosecretario, o en ausencia del prosecretario, cualquier consejero que designen los consejeros presentes en la sesión correspondiente.

Las convocatorias deberán hacerse por escrito y enviarse a cada uno de los consejeros propietarios, suplentes y comisarios, con por lo menos cinco (5) días naturales de anticipación a la fecha en que deba de celebrarse sesión relativa, a los domicilios respectivos que los mismos Consejeros y comisarios hayan señalado para ese fin. Las convocatorias deberán especificar la hora, la fecha, y el lugar de la reunión, y deberán ser firmadas por quienes las hagan. Las convocatorias podrán ser enviadas por correo ó fax.

QUORUM

TRIGESIMA.        Para que el Consejo de Administración sesione válidamente deberán asistir, por lo menos, la mitad de los consejeros que lo integren de vez en vez. Si una sesión del Consejo no pudiere celebrarse por falta de quórum, se repetirá la convocatoria cuantas veces sea necesario, enviándose las convocatorias en los términos previstos por la Cláusula Vigésimo Novena anterior.

Para que las resoluciones del Consejo de Administración sean válidas, éstas deberán ser adoptadas por el voto favorable de la mayoría de los Consejeros presentes en la sesión de que se trate, no obstante el quórum existente, En caso de empate, el presidente del Consejo, o su suplente, en su caso, decidirá con voto de calidad.

Las resoluciones tomadas fuera de sesión de Consejo de Administración tendrán la misma validez que si hubiesen sido adoptadas en sesión de Consejo de Administración, siempre que sean tomadas por unanimidad de votos de los Consejeros propietarios y se confirmen por escrito por cada uno de ellos.

ACTAS

TRIGESIMO PRIMERA.    De cada sesión del Consejo se levantará un acta y se asentará en el Libro de Actas correspondiente que deberá mantener la Sociedad, que firmará el presidente del Consejo, o en su defecto, la persona que haya presidido la sesión, el secretario o en su defecto quien haya fungido como secretario y el comisario o comisarios que hayan asistido. Del contenido de dichas actas el secretario o el prosecretario podrán expedir copias certificadas, extractos o certificaciones que sean necesarias.

En el mismo Libro de Actas se consignarán los acuerdos adoptados en los términos del último párrafo de la Cláusula Vigésimo Novena de estos estatutos sociales, de las cuales dará fe el secretario o el prosecretario.

De toda acta se formará un apéndice en el que se incluirán (i) los documentos que en su caso justifiquen que las convocatorias se hicieron en los términos establecidos por estos estatutos sociales, (ii) la lista de asistencia debidamente firmada por los asistentes, (iii) los dictámenes y demás documentos que se hubieren sometido a la consideración del Consejo de Administración, y (iv) una copia del acta correspondiente.

GARANTIAS

TRIGESIMO SEGUNDA.   Los miembros del Consejo de Administración, no requerirán asegurar la responsabilidad que pudieren contraer en el desempeño de sus encargos, ni tendrán que otorgar caución, fianza o depósito en efectivo ante la Sociedad, salvo que así lo determine expresamente la Asamblea General de Accionistas que los haya elegido.

FACULTADES DEL CONSEJO DE ADMINISTRACION

TRIGESIMO TERCERA.   El Consejo de Administración como cuerpo colegiado, tendrá las facultades que a los órganos de su clase atribuyen las leyes correspondientes y estos estatuios sociales, en el entendido que el Consejo no podrá resolver respecto de ninguno de los asuntos reservados a la Asamblea de Accionistas de conformidad con la ley o estos estatutos sociales.

Ningún miembro del Consejo de Administración podrá ejercitar las facultades del Consejo individualmente.  El Consejo podrá designar de entre sus miembros delegados para la ejecución de actos concretos. A falta de designación especial, la representación le corresponderá al presidente del Consejo.

De manera enunciativa más no limitativa, el Consejo de Administración, como cuerpo colegiado, tendrá las siguientes facultades:

A)           Poder general para pleitos y cobranzas, con todas las facultades generales y las especiales que requieran cláusula especial conforme a la ley, inclusive para otorgar perdón, desistirse de toda clase de juicios, recursos y procedimientos en general, así como del juicio de amparo, para presentar denuncias y querellas de carácter penal, transigir, comprometer en árbitros y para constituirse en coadyuvante del Ministerio Público, poder que podrá ejercitar ante toda clase de personas y autoridades, judiciales y administrativas, civiles, penales y del trabajo, federales o locales, en juicio y fuera de él, con la mayor amplitud prevista por las leyes.

B)            Poder general para administrar los negocios y bienes de la sociedad, otorgar y suscribir todo género de garantías y avales y ejecutar los actos, celebrar los contratos firmar los documentos y otorgar o suscribir los títulos de crédito que requiera esa administración.

C)            Poder general para ejercer los actos de dominio que permitan las leyes.

D)            Poder para otorgar, suscribir y endosar toda clase de títulos de crédito o valores, en los términos del Artículo 9° de la Ley General de Títulos y Operaciones de Crédito.

E)            Poder para sustituir en todo o en parte sus poderes y facultades, y para otorgar y revocar poderes generales o especiales, dentro de las limitación establecidas en estos estatutos sociales.

F)            Poder para convocar a Asambleas Generales de Accionistas y ejecutar y hacer cumplir las resoluciones que se adopten en las mismas.

G)            Poder para designar y revocar ios nombramientos del director general de la Sociedad, gerentes, funcionarios personal de confianza y de los demás organismos intemos de la Sociedad que estime conveniente señalando sus atribuciones, facultades, obligaciones, remuneración, así como las garantías que deban otorgar cuando el Consejo lo estime necesario.

H)            Facultad para establecer sucursales y agencias de la Sociedad y para suprimirlas.

I)             Facultad para firmar toda clase de documentos, contratos y escrituras que se relacionen directa o indirectamente con el objeto de la Sociedad.

J)             En general, podrá llevar a cabo todos los actos y contratos que fueren necesarios para la consecución del objeto social de la Sociedad y aquellos que se les atribuyan en otras cláusulas de estos estatutos. El consejo de administración podrá delegar alguna o algunas de sus facultades en uno o varios consejeros, para que las ejerzan en los negocios y lugares que determine, firmar por medio de la persona o personas que al efecto designe de entre sus miembros toda clase de documentos, contratos y escrituras que se relacionen directa o indirectamente con los fines sociales de la Sociedad, y en general nombrar de entre sus miembros uno o más delegados para la ejecución de actos concretos.

No obstante todo lo anterior:

I.              Corresponderá en exclusiva al Consejo de Administración, determinar el sentido en que deban ser emitidos los votos correspondientes a las acciones propiedad de la Sociedad, en las asambleas generales ordinarias y extraordinarias de accionistas de las sociedades civiles o mercantiles en que sea titular de la mayoria de las acciones en que se divida su capital o haber social.

II.            El Consejo de Administración requerirá de la autorización previa de al Asamblea General Ordinaria de accionistas, para aprobar la adquisición o enajenación de acciones, o el ejercicio del derecho de retiro, en los siguientes supuestos:

1.             Cuando el valor de adquisición de acciones de otra sociedad, por virtud de una o varias adquisiciones simultáneas o sucesivas, exceda el veinte por ciento (20%) del capital contable de la Sociedad, según el último estado de posición financiera de la misma. No se requerirá de la aprobación de la Asamblea General Ordinaria de accionistas cuando se adquieran acciones de otras sociedades civiles o mercantiles cuyas actividades sean coincidentes con el objeto social de la Compañia.

2.             Cuando el valor de enajenación de acciones de otra sociedad, por virtud de una o varias enajenaciones sean simultáneas o sucesivas, exceda el veinte por ciento (20%) del capital contable de la Sociedad, según el último estado de posición financiera de la misma. Se requerirá previa aprobación de la Asamblea General Ordinaria de accionistas cuando la enajenación de las acciones implique, por virtud de una o varias operaciones simultáneas o sucesivas, la pérdida del control de la sociedad emisora de las acciones, cuyas actividades sean coincidentes con el objeto social de la Compañia.

3.             Cuando el ejercicio del derecho de retiro en la sociedades de capital variable en las que participe la Sociedad represente, por virtud de uno o varios actos simultáneos o sucesivos, el reembolso de acciones cuyo valor exceda del veinte por ciento (20%) del capital contable de la Sociedad, según el último estado de posición financiera de la misma. Se requerirá previa aprobación de la Asamblea General Ordinaria de accionistas cuando el retiro implique, por virtud de uno o varios actos simultáneos o sucesivos, la pérdida del control de la sociedad emisora de las acciones, cuyas actividades sean coincidentes con el objeto social de la Compañía.

III.           El Consejo de Administración tendrá la facultad indelegable de aprobar las operaciones que se aparten del giro ordinario de negocios y que pretendan celebrarse entre la Sociedad y sus accionistas, con personas que formen parte de la administración de la Sociedad o con quienes dichas personas mantengan vínculos patrimoniales o, en su caso, de parentesco por consanguinidad o afinidad hasta el segundo grado, el cónyuge o su concubinario; la compra o venta del diez por ciento (10%) o más del valor de los activos de la Sociedad; el otorgamiento de garantías por un monto superior al treinta por ciento (30%) del valor de los activos de la Sociedad; u operaciones distintas de las anteriores, pero que se aparten del giro ordinario de negocios de la Sociedad, cuando representen más del uno por ciento (1%) del valor de los activos de la Sociedad.

Los consejeros serán responsables de las resoluciones a que lleguen con motivo de los asuntos a que se refiere la fracción III anterior, salvo en el caso previsto por el Artículo 159 de la Ley General de Sociedades Mercantiles, o en el supuesto de que los consejeros apoyen sus decisiones en opiniones de especialistas independientes, o en el Comité de Auditoría, que emitan opinión acerca de cualquiera de dichos asuntos.

COMITE DE AUDITORIA

TRIGESIMO CUARTA.                     El Consejo de Administración de la Sociedad deberá establecer un Comité de Auditoría, el cual se integrará siempre por consejeros, de los cuales la mayoría deberá ser integrada por consejeros independientes. El presidente del Comité de Auditoría deberá ser consejero independiente. El o los comisarios deberán ser citados a dicho comité, quienes asistirán con voz, pero sin voto.

El Comité de Auditoría tendrá las siguientes funciones:

A)           Elaborar un reporte anual sobre sus actividades, que deberá presentar al Consejo de Administración;

B)            Opinar sobre operaciones o transacciones en las que sean parte la Sociedad y las personas relacionadas a que se refiere la Fracción III de la Cláusula Trigésimo Tercera anterior; y

C)            Proponer la contratación de especialistas independientes en los casos que juzgue conveniente, a fin de que expresen su opinión respecto de operaciones o transacciones a que se refiere el apartado b) inmediato anterior.

El o los reportes del Comité de Auditoria, de cada ejercicio social de la Sociedad, deberán presentarse a la Asamblea General Ordinaria Anual de Accionistas.

ORGANOS INTERMEDIOS DE ADMINISTRACION

TRIGESIMO QUINTA.                       El Consejo de Administración de la Sociedad podrá establecer uno o más órganos intermedios de administración, en cuyo caso, su estructura,

régimen de funcionamiento y delimitación de facultades se sujetarán a lo establecido en esta Cláusula.

Cualquier órgano intermedio de administración estará integrada por el número de miembros que en cada caso determine el Consejo de Administración, pero en ningún caso podrá ser menor de tres. Se podrá designar además a un suplente por cada miembro propietario.

El nombramiento de los miembros en que se integre cada órgano intermedio de administración de vez en vez, deberá recaer en Consejeros de la Sociedad, designados en la misma Asamblea General Ordinaria de accionistas que acuerde el nombramiento de los miembros del Consejo de Administración.

Los órganos intermedios de administración serán responsables de la implementación de las políticas y directrices del Consejo de Administración, dentro del ámbito que determine el propio Consejo de Administración que los haya establecido, y sólo podrá resolver sobre aquellos asuntos no reservados de manera exclusiva a la Asamblea de Accionistas o al Consejo de Administración.

Los miembros de cualquier órgano intermedio de administración actuarán constituidos invariablemente en órgano colegiado sin que sus facultades puedan ser delegadas en forma integral o ilimitada en persona alguna. Se reunirá con quórum de la mayoría de sus miembros y tomará sus resoluciones con el voto favorable de la mayoría de los presentes, debiendo informar anualmente al Consejo de Administración de las resoluciones más importantes que haya adoptado, o bien cuando se susciten hechos o actos de trascendencia para la Sociedad que a su juicio lo ameriten.

Las sesiones de los órganos intermedios de administración se celebrarán con la periodicidad que determine el Consejo de Administración o el presidente del mismo, y serán convocadas siguiendo el procedimiento que se prevé en la Cláusula Vigésimo Novena de estos Estatutos para la celebración de las juntas de Consejo, debiéndose convocar en igual forma al o a los Comisarios Propietarios de la Sociedad, quienes podrán concurrir a las juntas con voz pero sin voto. El Director General y otros gerentes o funcionarios de la Sociedad, o de las sociedades mercantiles o civiles en cuyo capital social participe la Sociedad, o cualesquiera otros asesores o expertos podrán asistir a dichas sesiones para asistir a los miembros de la Comisión Ejecutiva, con voz pero sin voto.

Las juntas serán presididas por el Presidente del Consejo o en su defecto por la persona que para tal efecto elijan los miembros del órgano intermedio de administración de que se trate, y actuará como Secretario el del propio Consejo, o en su caso, el Pro-Secretario. Las actas que se levanten de las sesiones serán firmadas por quienes hubieren actuado como Presidente y como Secretario, y los demás asistentes que quisieren hacerlo.

Salvo lo que disponga en contrario el Consejo de Administración que los haya establecido, los órganos intermedio de administración tendrán las facultades siguientes:

A)           Poder general para pleitos y cobranzas, actos de administración y de dominio, con todas las facultades generales y las especiales que requieran cláusula especial conforme a la ley de acuerdo con lo establecido en los artículos 2554 y 2587 del Código Civil Federal y sus correlativos con los artículos de los Códigos Civiles de las demás entidades de la República Mexicana. Este poder podrá ser ejercido respecto de todos los asuntos de la Sociedad, con excepción de aquellos que estén reservados por la Ley o por estos Estatutos a otro órgano de la Sociedad.

B)            Poder para otorgar y suscribir títulos de crédito en los términos del Artículo 9 de la Ley General de Títulos y Operaciones de Crédito, incluyendo endosos en garantía o por aval.

C)            Enajenar, asi como gravar mediante prenda, hipoteca o en cualquier otra forma los bienes muebles e inmuebles de la Sociedad.

D)            Autorizar el otorgamiento de cualquier garantía o aval.

E)            Facultad para conferir poderes generales o especiales, así como para revocarlos, dentro del límite de sus facultades.

F)            En general tendrá las más amplías facultades para decidir y resolver sobre todos los bienes y negocios de la Sociedad, que se relacionen directa o indirectamente con los objetos de la misma, pudiendo nombrar a una o más personas como delegados especiales para la ejecución de sus resoluciones, y en defecto de tal señalamiento podrán ser ejecutadas por el Presidente del Consejo de Administración.

Los integrantes de cualquier órgano intermedio de administración percibirán los emolumentos que fije el Consejo de Administración con cargo a resultados.

CAPITULO V
VIGILANCIA

VIGILANCIA

TRIGESIMO SEXTA.                         La vigilancia de la Sociedad estará a cargo de tantos comisarios propietarios y sus suplentes como lo determine la Asamblea General de Accionistas. Todo accionista que sea tenedor de acciones suscritas y totalmente pagadas, representativas del diez por ciento (10%) o más del capital social de la Sociedad, tendrá derecho a designar a un comisario propietario, y a su respectivo suplente, sin perjuicio de aquéllos que la Asamblea General Ordinaria de Accionistas de la Sociedad elija por su parte, siempre que se haya abstenido de votar en dichas elecciones.

COMISARIOS

TRIGESIMO SEPTIMA.     Los comisarios podrán ser o no accionistas de la Sociedad, durarán en su cargo por regla general un año y, excepto por lo dispuesto en la legislación aplicable, continuarán en el desempeño de su cargo hasta que los nombrados para sustituirlos sean designados y tomen posesión de sus cargos. La remuneración de los comisarios, en su caso, será fijada por la Asamblea General de Accionistas que los hubiere designado.

No podrán ser comisarios (I) los que conforme a la ley estén inhabilitados para ejercer el comercio, (II) los empleados de la Sociedad, o los empleados de aquellas sociedades que sean titulares de acciones representativas de más del veinticinco por ciento (25%) del capital social de la Sociedad, o (III) los parientes consanguíneos de los consejeros de la Sociedad, en línea recta sin limitación de grado, los colaterales dentro del cuarto grado y los afínes dentro del segundo grado.

FACULTADES, OBLIGACIONES Y GARANTIAS

TRIGESIMO OCTAVA.                     El (los) comisario(s) tendrán las facultades y obligaciones que establece el Artículo 166 de la Ley General de Sociedades Mercantiles. No requerirán asegurar la responsabilidad que pudieren contraer en el desempeño de sus encargos, ni tendrán que otorgar comisión, fianza o depósito en efectivo ante la Sociedad, salvo que así lo determine expresamente la Asamblea General de Accionistas de la sociedad que los hubiere designado.

CAPITULO VI
DE LA INFORMACION FINANCIERA, UTILIDADES Y PERDIDAS

EJERCICIOS SOCIALES

TRIGESIMO NOVENA.                     Los ejercicios sociales no excederán de un período de doce (12) meses, empezarán el primero de enero y terminarán el 31 de diciembre de cada año.

INFORMACION FINANCIERA

CUADRAGESIMA. A)                        Al finalizar cada ejercicio social se preparará un balance general, un estado de pérdidas y ganancias, un estado de cambios en la posición financiera y un estado de cambio en la inversión de los accionistas, así como la demás información financiera a que se refiere el Artículo 172 de la Ley General de Sociedades Mercantiles, que deberán quedar concluidos dentro de los tres (3) meses siguientes a la clausura del correspondiente ejercicio social.

B)            El presidente del Consejo de Administración entregará el balance y la demás información financiera a los Comisarios, por lo menos con treinta (30) días de anticipación a la fecha señalada para la Asamblea General de Accionistas que haya de discutirlos, junto con los documentos justificativos y un informe general sobre la marcha de los negocios de la Sociedad. Los comisarios, dentro de los quince (15) días siguientes, formularán un dictamen con las observaciones y propuestas que consideren pertinentes. El balance con sus anexos y la demás información financiera y el dictamen del comisario

o comisarios deberán quedar en poder del Consejo de Administración durante un plazo de quince (15) días anteriores a la fecha de celebración de la Asamblea General de Accionistas que haya de discutirlo, y copia de los mismos quedará a disposición de los accionistas en las oficinas de la Sociedad durante el plazo antes mencionado.

C)           La Sociedad llevará a cabo un adecuado registro contable en cada caso.

UTILIDADES

CUADRAGESIMO PRIMERA.        Las utilidades que se obtengan en cada ejercicio social se aplicarán de la siguiente manera:

A)           Se separará la cantidad que acuerde la Asamblea para la formación o reconstitución, en su caso, del fondo de reserva legal, cantidad que como mínimo será del cinco por ciento (5%) de las utilidades netas del ejercicio social de que se trate, hasta que dicho fondo importe el veinte por ciento (20%) del capital social;

B)            Se separará la cantidad que determine la Asamblea para la constitución de la Reserva para Adquisición de Acciones Propias según lo establecido en la Cláusula Décimo Tercera de estos Estatutos.

C)            Una vez cumplido con lo previsto en los apartados (a) y (b) que anteceden, la Asamblea deberá:

(i)            Separar la cantidad que la Asamblea estime pertinente para la formación o incremento de reservas de reinversión, de contingencia o las especiales que considere convenientes; y/o

(ii)           Decretar dividendos mediante su distribución entre los accionistas, en la inteligencia de que la distribución de utilidades se realizará en proporción al número de las acciones y del importe que sobre ellas se haya exhibido; y/o

(iii)          Se llevarán las cantidades que la Asamblea determine a la cuenta de utilidades pendientes de aplicar.

PERDIDAS

CUADRAGESIMO SEGUNDA.        Los accionistas sólo responderán de las pérdidas incurridas por la Sociedad hasta y en proporción al monto de sus respectivas aportaciones.

En consecuencia, los propietarios de acciones liberadas no tendrán responsabilidad adicional alguna. los propietarios de acciones que no hayan sido íntegramente pagadas, sólo responderán hasta por el importe no exhibido de sus acciones.

FUNDADORES

CUADRAGESIMO TERCERA.         Los fundadores no se reservan participación especial alguna en las utilidades de la Sociedad.

CAPITULO VII
DISOLUCION Y LIQUIDACION

CAUSAS DE DISOLUCION

CUADRAGESIMO CUARTA.           La Sociedad será disuelta por resolución adoptada por accionistas tenedores de acciones de la Serie “A” que representen, al menos, el setenta y cinco por ciento (75%) de las acciones Serie “A” del capital de la Sociedad, en Asamblea General Extraordinaria de Accionistas:

A)          Por la expiración del plazo de duración fijado en estos estatutos sociales;

B)            Por imposibilidad de seguir realizando su objeto social;

C)            Por acuerdo de los accionistas de la Serie “A”, tomado de conformidad con estos estatutos sociales y con la ley;

D)           Porque el número de accionistas llegue a ser inferior a dos; o

E)             Por la pérdida de las dos terceras partes del capital social, salvo que los accionistas lo reconstituyan o lo disminuyan sin violación del mínimo establecido en la ley.

LIQUIDACION

CUADRAGESIMO QUINTA.            A)           Acordada la disolución de la Sociedad, esta se pondrá en liquidación, la que estará a cargo de uno o más liquidadores según lo determine la Asamblea General Extraordinaria de Accionistas respectiva.

B)            Mientras no haya sido inscrito en el Registro Público de la Propiedad y del Comercio el nombramiento de los liquidadores, y éstos no hayan entrado en funciones, los consejeros continuarán en el desempeño de sus encargos.

C)            La liquidación se llevará a cabo en la forma prevista por la Ley General de Sociedades Mercantiles vigente. La Asamblea, en el acto de acordar la disolución, deberá establecer las reglas que, además de las disposiciones legales y las normas establecidas en estos estatutos sociales, deberán regir la actuación de los liquidadores.

D)            La Asamblea se reunirá durante la liquidación en la misma forma prevista durante la existencia normal de la Sociedad, teniendo los liquidadores las facultades que correspondan al Consejo de Administración, y las funciones que establece a su cargo la Ley General de Sociedades Mercantiles vigente. Los comisarios desempeñarán durante la liquidación la misma función que durante la existencia normal de la Sociedad.

CAPITULO VIII

DISPOSICIONES FINALES

LEYES SUPLETORIAS

CUADRAGESIMO SEXTA.              Para todo lo no previsto por estos Estatutos Sociales, se estará a las disposiciones de la Ley General de Sociedades Mercantiles y, en su caso, de la Ley del Mercado de Valores.

EXHIBIT 3.3

Hereinafter I transcribe the text of the valid Company By-laws of “GRUPO TMM”, SOCIEDAD ANONIMA, which literally read as follows:

“COMPANY BY-LAWS

CHAPTER I

GENERAL PROVISIONS

CORPORATE NAME

                FIRST. The corporate name of the company shall be “GRUPO TMM”, which shall always be followed by the words SOCIEDAD ANONIMA [Corporation], or its abbreviation, “S.A.”

DOMICILE

                SECOND. The corporate domicile of the Company is Mexico City, Federal District; however the company is free to establish agencies, branch offices, warehouses or affiliates in any location within the Mexican Republic or abroad, and such establishments shall not be considered as the company changing its domicile. The company may designate conventional domiciles in the legal acts it may execute.

DURATION

                THIRD. The duration of the Company shall be for ninety nine years starting as of August 14, 1987. Such a term is may be extended one or more times, as determined by the General Extraordinary Shareholders’ Meeting of the Company.

CORPORATE PURPOSE

                FOURTH. The Company purpose shall be to:

                  A) Acquire any interests or partnership interests in the capital of other mercantile or civil companies, forming a part in their incorporation or acquiring shares or partnership interests in already incorporated companies, as well as assign or transfer such shares or partnership interests. The companies in which the Company is the holder of the greatest number of shares or partnership interests, should not directly or indirectly invest in shares of the Company, nor of any other company that is a majority shareholders of the same, and if they are not shareholders, then that they are aware that it is a shareholder in the same;

                  B) Promote, organize and manage all types of mercantile or civil companies;

                  C) Manufacture, arm, prepare and repair, on its own account or on the account of third parties, in the Mexican Republic and abroad, all types of vessels;

                  D) Establish and exploit navigation services for cargo and passenger transport, in the Mexican Republic and abroad;

                  E) Construct, install and maintain, both in the Mexican Republic and abroad, on its own account or on the account of third parties, docks, dikes, repair shops for signaling services, meteorological stations and their respective equipment, as well as all related services;

                  F) Purchase, or in any way acquire and sell or in any other form transfer, on its own account or on the account of third parties, all types of vessels or any other kind of machines and equipment for maritime transportation, as well as their motors, parts, fuel and lubricants.;

                  G) Install and maintain radio, telegraph and telephone communications or communications of any other nature for use by the company businesses or for any other purpose under applicable law;

                  H) Operate and participate in the national railroads system, on its own or by means of mercantile companies in which the Company has a capital interest;

                  I) Establish all types of logistics systems and provide all types of logistics services in the Mexican Republic or abroad, on its own account or on account of mercantile companies in which the Company has a capital interest;

                  J) Receive and promote guidance, by means of all types of individuals or companies, whether Mexican or foreign, for all services that may be necessary to carry out the Corporate Purpose;

                  K) Grant loans to the Mercantile or Civil Companies in which the Company has a majority interest or participation or in which the Company may exercise the power of appointing the majority of the administrative bodies, or to third parties in the ordinary course of business;

                  L) Obtain, acquire or use and/or dispose of, by means of domestic and/or foreign financial groups, all types of economic funds and resources that may be necessary to carry out the corporate purpose, as well as obtain and grant loans or credits with or without guaranties, execute all types of credit agreements, issue obligations and any other credit instruments that may be issued in a series or in any other manner are placed at the disposal of the investing public, in Mexico or abroad;

                  M) Grant, draw, issue, accept, endorse, certify, guarantee or by any means subscribe, even by means of a special guaranty [aval], all types of credit instruments, and grant all types of guaranties, whether personal or of property, to guaranty the obligations of the subsidiaries in

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which the Company has a majority participation, as well as against the subsidiaries of these, for the carrying out of the corporate purpose of the Company;

                  N) Execute all types of trust agreements as necessary to carry out the Corporate Purpose of the Company;

                  O) Acquire as property, lease, possess, enjoy and in general use and manage all types of real property and other property, as well as the property rights permitted under Mexican or foreign law, in accordance with the requirements of such laws and which are necessary or convenient for the carrying out of the corporate purpose, provided that the Company may not acquire, possess or manage, under any circumstances, real property for agricultural purposes;

                  P) Promote, organize, participate in and contract for, in Mexico or abroad, with companies or individuals, be they Mexican or foreign, competitions, public bids, transactions, events, meetings, expositions, publications, training, development, innovation and market research programs and in general participate in all types of business events and meetings that may be necessary or convenient for the carrying out of the Corporate Purpose;

                  Q) The contracting with, on its own account or on the account of third parties, in Mexico or abroad, whether Mexican or foreign, of individuals or companies for advertising purposes, as well as the purchase and/or sale of advertising space, and in general everything related to the communications and information media industry that may be necessary or convenient in order to carry out the corporate purpose;

                  R) Carry out, on its own account or on the account of third parties, in Mexico or abroad, with all types of individuals and companies, be they Mexican or foreign, training and development programs, as well as research programs that may be necessary or convenient in order to carry out their corporate purpose;

                  S) Request and obtain, under any title, concessions and permits and exercise the rights derived from the same, as well as register and patent and act as an intermediary or negotiator, and acquire, under any legal title, in Mexico or abroad, with individuals or companies of Mexican or foreign nationality, all types of inventions, utility models, industrial designs, trademarks, as well as all types of notices, commercial names, franchises, authorizations, licenses, sublicenses, concessions, options, preferences, rights over the above and in general all types of use and exploitation of intellectual and industrial, literary or artistic property rights, that may be necessary or convenient in order to carry out the corporate purpose;

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                  T) Serve as an agent or representative, commission agent, distributor, intermediary and/or broker, in Mexico or abroad, of companies or individuals, whether Mexican or foreign, that may be necessary or convenient in order to carry out the corporate purpose;

                  U) Execute and/or carry out, in Mexico or abroad, on its own account or on the account of third parties, all types of principal and auxiliary actions, of a civil, commercial or any other nature, execute contracts, civil, mercantile, principal or guaranty covenants, or any other class of agreements permitted under law, and the Company may also act as a guarantor, surety or in any other capacity, including as a sole or joint debtor, guarantee obligations and debts of the subsidiary companies in which it may have a majority participation, as well as against the subsidiary companies of the same, as may be necessary or convenient in order to carry out the corporate purpose;

                  V) In general, carry out any other activity and execute the agreements and covenants which may be required to carry out the corporate purpose, or that shall be carried out as per any legal provision.

NATIONALITY

                FIFTH. The Company is of Mexican nationality and it is incorporated in accordance with the laws applicable in the United Mexican States; the Company is domiciled therein.

                The Company shall not admit foreign investors as partners or shareholders, nor Mexican companies which company by-laws do not include a foreigners’ exclusion clause, nor shall it recognize the partnership or shareholder rights of such investors or companies.

CHAPTER II

PROVISIONS APPLICABLE TO THE CAPITAL STOCK

CAPITAL STOCK

                SIXTH. The capital stock of the company is of the amount of $700,000,000.00 (SEVEN HUNDRED MILLION 00/100 MEXICAN PESOS) pesos, represented by 56,963,137 (FIFTY SIX MILLION NINE HUNDRED SIXTY THREE THOUSAND ONE HUNDRED AND THIRTY SEVEN) Series “A” shares, all common, registered, without a par value, completely subscribed and paid in.

SHARES

                SEVENTH. The capital stock shall always be represented by common registered Series “A” shares, without a par value. All shares representing the capital stock of the Company shall confer

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equal rights on their holders. Each shareholder represents one vote per share held.

                The shares representing the capital stock may only be subscribed by Mexican persons or investors or Mexican companies which by-laws contain a foreigners’ exclusion clause. The mercantile or civil companies in which the Company is a majority shareholder, may not directly or indirectly acquire shares of the Company, or shares of any other company in which the Company is the majority shareholder, or in which such companies have knowledge that the Company is a shareholder.

INCREASE IN THE CAPITAL STOCK

                EIGHTH. The capital stock of the company may be increased if corresponding resolutions are adopted for this purpose by the General Extraordinary Shareholders’ Meeting of the Company, Clause Sixth of these By-Laws is modified, and the corresponding public deed containing the certification of the corresponding minutes is recorded in the Public Registry of Commerce located in the Company domicile.

                The General Shareholders’ Meeting that resolves to increase the capital stock of the Company shall agree on the terms and conditions according to which such increase should be carried out.

                No increase in the capital stock of the Company may be declared if at that time less than all of the shares issued by the Company beforehand have been subscribed and paid in.

RIGHT OF FIRST REFUSAL

                NINTH. In the event of an increase in the capital stock, except when dealing with shares that have not been subscribed and that have been issued by the Company in accordance with Clause Eleventh of these by-laws, the shareholders of the Company shall have, at all times, the right of first refusal with respect to the new subscription of shares issued to represent such an increase, in proportion to the number of shares representing the capital stock which they own.

                The right of first refusal referred to herein should be exercised within the fifteen (15) days following a publication, in the Official Gazette of the Federation, [Diario Oficial de la Federacion], and in one newspaper of major circulation in the domicile of the Company, of the resolution of the General Shareholders’ Meeting that declared the increase in the capital stock. If such a fifteen (15) day period has elapsed and there still remain shares to be subscribed, such shares shall be offered by the Board of Directors for their subscription and payment to the individuals or companies that for such effect are determined by the Board of Directors for their placement before the investing public subject to the applicable legal provisions, under the terms

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and conditions that in no case may be less favorable than those in which such shares were offered to the shareholders of the Company for their subscription and payment.

                In the event of an increase in the capital stock as a result of the capitalization of premiums over shares, the capitalization of withheld earnings or offset or revalorization, the shareholder shall have a right to the proportionate share corresponding to each of them as a result of this increase and to receive the new shares that shall be issued in representation of such an increase. When dealing with the recapitalization of withheld earnings or offset or revalorization reserves, these should be previously recognized in the financial statements duly approved by the General Shareholders’ Meeting. With respect to offset or revalorization reserves, these should be supported by appraisals made by independent appraisers authorized by the National Banking and Securities Commission [Comision Nacional Bancaria y de Valores], credit institutions or licensed public brokers.

DECREASE OF THE CAPITAL STOCK

                TENTH. The capital stock of the Company may only be decreased if pertinent resolutions are passed by the General Extraordinary Shareholders’ Meeting, Clause Sixth of these By-Laws is modified, and the corresponding public deed containing the certification of the corresponding minutes is recorded in the Public Registry of Commerce located in the Company domicile.

                The resolution of the General Extraordinary Shareholders’ Meeting that declares the reduction in the capital stock of the Company or the liberation to the shareholder of the payments that were not made shall be published in the Official Gazette of the Federation three times at ten day intervals.

                All decreases in the capital stock should be made by means of the cancellation of shares in an amount that allows the proportional amortization of shares of all the shareholders holding shares representing the capital stock of the Company.

                No decrease in the capital stock of the company may be authorized when the consequence would be the reduction of the capital stock to an amount that is less than the minimum amount provided in the applicable legislation.

TREASURY SHARES

                ELEVENTH. The Company may issues non-subscribed shares representing the capital stock to be placed before the investing public as long as they remain in the custody of an institution for the deposit of securities, and the conditions provided in the Stock Market Law [Ley del Mercado

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de Valores], for such effects, are complied with.

                The shares issued with the previous authorization of the National Banking and Securities Commission, shall be accredited to the account of the broker intermediary, against the price paid for the same. The Company, when advertising the authorized capital stock, should mention the amount of the capital stock paid to that date. The shares that are not subscribed and paid within the term provided by the National Banking and Securities Commission shall be considered void, without the need for any judicial declaration and they shall then be cancelled, and the authorized capital stock shall be reduced in the same proportion.

                The General Shareholders’ Meeting that declares the issuance of shares that have not been subscribed should expressly waive the right of first refusal referred to in Article 132 of the General Law of Mercantile Companies [Ley General de Sociedades Mercantiles] as well as Clause Ninth herein. When the quorum provided for in these By-Laws exists, the resolution that is passed in this respect shall be valid and shall be applicable to the shareholder that did not attend such Meeting; therefore the Company shall be free to place the shares before the investing public, without making the publication referred to in Article 132 cited above. Any shareholder that votes against the issuance of non-subscribed shares shall have the right to demand from the Company the placement of his shares at the same price at which the shares subject of such issuance are offered to the public. The Company shall have the obligation to place the shares belonging to the shareholder in disagreement in first place.

                The call to such a meeting should expressly make note that such a Meeting will be convened expressly for the purpose of issuing non-subscribed shares, making a special mention of the provisions in the above paragraph.

                Any shareholder who votes against the resolutions of such General Shareholders’ Meeting shall have the right to demand from the Company the placement of its shares, at the same price at which the shares subject of such issuance are offered to the public. The Company shall have the obligation to place the shares belonging to the shareholder in disagreement in first place.

ACQUISITION OF OWN SHARES

                TWELFTH. The Company may acquire shares representing its capital stock by means of domestic or foreign stock markets, where the shares of the Company are traded at the current market price, without the application of the prohibition provided under the first paragraph of Article 134 of the General Law of Mercantile Companies, as long as the purchase is made against

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the accounting capital of the Company in the measure that the shares so acquired belong to the Company, or as applicable, against the capital stock in the event it is resolved to convert them into treasury shares, in which case a resolution from the General Shareholders’ Meeting shall not be necessary.

                While the shares representing the capital stock acquired by the Company in accordance with the Clause are the property of such Company, these may not be represented in any type of shareholder’ meeting.

                The shares belonging to the Company, or as applicable, the treasury shares referred to herein, without prejudice to the provisions of the General Law of Mercantile Companies, may be placed before the investing public and in the latter case, the corresponding increase in the capital stock shall not require a resolution from the General Shareholders’ Meeting or from the Board of Directors, with respect to such placement.

                The General Ordinary Shareholders’ Meeting shall expressly agree, for each fiscal year, to the maximum amount of resources that may be directed towards the purchase of the Company’s own shares, with the only limitation that the sum of the resources directed towards this purpose in no case may exceed the total amount of the net earnings of the Company including earnings pending application or withheld earnings. The Board of Directors of the Company should designate the party or parties responsible to acquire and place the Company’s own shares.

                The purchase of shares by the Company, the reports regarding the same that should be presented to the General Ordinary Shareholders’ Meeting, the financial disclosure regulations, as well as the terms under which these transactions are informed to the National Banking and Securities Commission, should comply with the general provisions issued by such Commission.

DE-LISTING OF SHARES ON THE STOCK MARKET

                THIRTEENTH. In the event that the General Extraordinary Shareholders’ Meeting resolves to de-list the shares representing the capital stock in the National Registry of Securities, or such de-listing is resolved by the National Banking and Securities Commission under the terms of the applicable legislation, then the shareholders controlling the Company at this moment are obligated to make a public offer to buy the shares representing the capital stock of the Company that are traded on the stock market before such cancellation, at the higher price of (i) the average at the close of operations that took place during the thirty days in which the shares were traded on the Mexican Stock Market, prior to the date of such public offer, or (ii) at the accounting value

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per share in accordance with the last quarterly report presented to the National Banking and Securities Commission and on the stock markets where the shares of the Company are traded, except that the National Banking and Securities Commission, when resolving the authorization of such public offer to buy the shares tending to above de-listing on the stock market(s), authorizes a different price.

                The modification of this Clause shall require authorization from the General Extraordinary Shareholders’ Meeting of the Company, with the favorable vote of the shares representing at least ninety five percent (95%) of the capital stock of the Company and the prior approval of the National Banking and Securities Commission.

                The shareholder that control the Company shall not be obligated to make the public offer mentioned above if they evidence the consent of all the partners for the de-listing on such stock market(s).

RESTRICTION ON THE TRANSFER OF SHARES

                FOURTEENTH. Under the terms and for the effects of Article 130 of the General Law of Mercantile Companies and Section VII of Article 14 BIS 3 of the Stock Market Law, it is provided that the acquisition of Series “A” shares representing the capital stock of the Company in one or more successive or simultaneous operations, by any person or group of persons linked among each other or acting together, implying that such a person or group of persons acquire Series “A” shares representing five percent (5%) or more of such a Series of shares of the capital stock of the Company, independently from the number of Series “A” shares that they hold at that time, may only be carried out with the prior authorization from the Board of Directors of the Company. If the Board of Directors denies such authorization, then it shall designate one or more bidders for the purchase of such shares on domestic or foreign stock markets, at the current market price.

                The Company shall not recognize as owner of the Series “A” shares representing the capital stock, any person or group of persons linked among them, or acting in concert, that has or have acquired such Series “A” shares in violation of the provisions of this Clause, without being able to issue any vote whatsoever with respect to the same.

                The modification of this Clause shall require the approval of the General Extraordinary Shareholders’ Meeting of the Company, by means of a favorable vote from the shares representing at least ninety five percent (95%) of the capital stock of the Company.

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SHARE CERTIFICATES

                FIFTEENTH. The shares shall be represented by certificates that shall be registered and may represent one or more shares and may have numbered coupons attached. The certificates shall carry the original or facsimile signature of the chairman and secretary of the Board of Directors. If facsimile signature are used, the originals of such signatures should be deposited at the Public Registry of Commerce where the Company is registered. Before the time the final certificates are issued, the Company shall issue the shareholder interim certificates evidencing their participation in the capital stock. Such interim certificates shall be registered and may have coupons attached that may be traded, as applicable, for the final share certificates.

                The final share certificates should be issued within a term no greater than eight (8) calendar days, starting as of the date on which the issuance or trade was agreed upon.

                When for any reason the indications contained in the final share certificates or the interim certificates are modified, these should be traded for new final shares certificates or interim certificates and the prior certificates should be voided, or it shall be sufficient for the latter to evidence such a modification by means of a certification before a notary public or mercantile public broker.

                SIXTEENTH. Both the final certificates as well as the interim certificates representing shares should meet the requirements provided under Articles one hundred and twenty five and one hundred and twenty seven of the General Law of Mercantile Companies and should contain the literal insertion of Clauses Fifth and Fourteenth of these By-Laws.

                The Board of Directors shall be authorized to issue both the share certificates and interim share certificates representing one or more shares. The Board of Directors is also authorized to trade the certificates that represent a certain number of shares for new certificates, as requested by the holders of the same as long as the new certificates jointly represent the same total number of shares that the certificates that they are replacing represented.

                In the event of the theft, loss, misplacement or destruction of any interim or final certificate representing shares of the capital stock of the Company, the replacement of such shall be subject to the provisions of Chapter First, Title First, of the General Law of Credit Instruments and Transactions [Ley General de Titulos y Operaciones de Credito]. All duplicate final or interim certificates, shall indicate that they are duplicates and that the original certificates have been cancelled. All expenses inherent to the cancellation and replacement of the final or interim

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certificates shall be paid by the holder of the interim or final certificate that was replaced.

SHAREHOLDERS’ REGISTRY BOOK

                SEVENTEENTH. The Company shall keep a Shareholders’ Registry Book which shall contain the following:

                I. The name, nationality and domicile of the shareholder, indicating the number of shares owned by such shareholder and indicating the numbers, Series and other characteristics of the same;

                II. Indication of the payments made, and indicate whether the shares have been paid up;

                III. The transfer of shares made, as long as such transfers comply with the provisions of these By-laws; and

                IV. Any other actions that should be included in accordance with valid legal provisions, from time to time, at the request of the interested party.

                The Company may only consider as owner of the shares, the party that is registered as the same in the Shareholders’ Registry Book of the Company. For such purpose, the Company should record in such a registry, at the request of any holder, any transfer of shares made.

                The registries in the Shareholders’ Registry Book shall be suspended as of the fifth day before the holding of Shareholders’ Meetings until the first business day immediately following such Meeting.

CHAPTER III

SHAREHOLDERS’ MEETINGS

SHAREHOLDERS’ MEETINGS

                EIGHTEENTH. The General Shareholders’ Meeting is the supreme body of the Company, and all other bodies of the company are subordinate to such Meeting; furthermore it is empowered to pass all types of resolutions and name and remove any Director with respect to the provisions of these By-Laws and under law, or any officer, respecting in each case the rights of the minority. Its resolutions should be executed and compliance should be overseen by the Board of Directors or by the person or persons expressly authorized by the corresponding Meeting.

TYPES OF MEETINGS

                NINETEENTH. Shareholders’ Meeting may be ordinary or extraordinary in nature.

                The General Ordinary Shareholders’ Meetings shall be informed of all the matters that are not reserved by law or these By-Laws to the General Extraordinary Shareholders’ Meetings.

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                The General Ordinary Shareholders’ Meeting shall meet at least once a year on the date determined by the Board of Directors within the first four (4) months following the closure of the fiscal year. In addition to dealing with the matters included on the agenda, the Shareholders’ Meeting should discuss, approve or modify the report of the Board of Directors and the report of the examiners referred to in Articles one hundred and seventy two (172) and one hundred and sixty six (166) of Section IV of the General Law of Mercantile Companies, related to the day to day course of business, the general balance, the losses and earnings sheet, the statement of changes in financial position and the statement of the change in shareholders’ investments for such fiscal year, of the Company as well as of those mercantile or civil companies in which the Company has a majority participation, when the value of the investment in each case exceeds twenty percent (20%) of the accounting capital of the Company, as provided under the statement of financial position of the Company at the close of the corresponding fiscal year. Such Meeting shall also be in charge of naming the directors and examiners for the next fiscal year as well as determining their compensations.

                The General Extraordinary Shareholders’ Meeting may meet at any time when any one of the matters provided under Article one hundred and eighty two (182) of the General Law of Mercantile Companies must be dealt with, or the spinning off of the Company and the de-listing of the shares issued by the Company in the securities or special section of the National Registry of Securities and on the domestic or foreign stock markets on which, as applicable, the Company is listed.

GATHERING OF THE MEETINGS

                TWENTIETH. All the Shareholders’ Meetings shall meet at the corporate domicile of the Company at any time that they are called, and if this requirement is not met, such meeting shall be null and void; except in the case of: (i) force majuere or acts of God, or (ii) that the resolutions passed in the meeting that took place without a call, or were passed outside a meeting and were adopted by the shareholders in accordance with the provisions of Clause Twenty Fifth of these By-Laws.

CALLS

                TWENTY FIRST. The calls for General Meeting should by made by the Board of Directors, the Examiner or any of the Examiners, as applicable. Furthermore, all shareholders or groups of shareholders representing at least ten percent (10%) of the capital stock may request a General

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Shareholders’ Meeting, under the terms and in compliance with the requirements provided under Article 184 of the General Law of Mercantile Companies.

                All calls shall be published once in the official newspaper of the domicile of the Company and in one of the newspapers of major circulation in such domicile, at least fifteen (15) days prior to the date programmed for the Meeting to be held.

                The call should contain the date, time and place of the Meeting in question, the agenda that such Meeting should be subject to and shall be signed by the party making such call. No matters referred to under Articles 181 and 182 of the General Law of Mercantile Companies may be included under the item of general matters.

                From the time at which any call for a Shareholders’ Meeting is published, information and documentation related to each one of the items in the corresponding agenda shall be at the disposal of the shareholders at the offices of the Company.

                If any Meeting cannot be held on the date provided for in the call, then a second or subsequent call shall be made expressing the circumstances surrounding the change, and all the requirements established for the first call must be met.

                A call shall not be necessary in the case of resolutions adopted by Meetings that were not called, or adopted outside a Meeting, in each case subject to the provisions of Clause Twenty Fifth, below, nor shall it be necessary in the case of a continuation of the Meeting that was legally installed when at the time such Meeting was interrupted, the date, time and place of the continuance of the same was pointed out.

REQUIREMENTS TO ATTEND THE MEETINGS

                TWENTY SECOND. For the shareholders of the Company to have the right to attend the Meetings, they should deposit their shares with the secretary of the Company or at the Institute for the Deposit of Securities or in any domestic or foreign credit institution at least two days before the date scheduled for the Meeting. With respect to Meetings in which all the shares with a right to vote are represented, resolutions may be passed without the need for a prior call, and the shares may deposited at any time before the holding of such Meeting. The shares deposited may be returned after the holding of the Meeting in question.

                The shareholders that deposit their shares in accordance with the above paragraph shall request the depositary institution in question to issue a document indicating the name of the shareholders, number of shares deposited, numbers of the certificates representing such shares, the date of the

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Meeting and the condition that such shares shall remain in the power of the depositary institution until the Meeting in question has ended.

                Against the submission of the certificates covering the shares or such documents to the secretary of the Company, the secretary of the Board of Directors shall issue to the interested parties, the corresponding admissions cards, which shall indicate the name of each shareholders and the number of votes that such shareholders has a right to cast, as well as, as applicable, the name of the depositary company.

                With respect to shares deposited in any Securities Depositary Institution, the admission cards shall be issued against the submission made to the Company of the respective deposit document and as applicable, the complementary list referred to in Article 78 of the Stock Market Law.

                The shareholders need not prove their right to attend the Meeting under the terms of the above paragraphs with respect to the shares that have been registered under their names in the Company’s Shareholder Registry Book.

PROCEDURE DURING THE SHAREHOLDERS’ MEETING

                TWENTY THIRD. A) Shall be presided over by the Chairman of the Board of Directors, and at the absence of the above, another director shall act as the chairman in the order of his appointment and at the absence of both of the above, the person that is appointed by the shareholders by a majority of votes of the parties present at the Meeting in question, and the secretary of the Board of Directors shall act as such at the Meeting, or in the absence of the same, the alternate secretary shall act as the secretary, and in the absence of both, the person designated by a majority vote of the parties present at the Meeting in question shall act as such.

                B) When the Meeting is called to order, the Chairman shall name, from among the parties present, one or more recount clerks to carry out the recount of the shares present or represented, as well as the number of votes corresponding to such votes. The recount clerk(s) should draft an attendance list containing the name of the shareholders present or represented as well as the number of shares belonging to each, in order to make the respective recount of the votes.

                C) If the quorum required in accordance with these by-laws is present, the chairman shall declare the meeting to be legally convened and shall proceed to discuss the items on the agenda.

                D) The shareholders or group of shareholders that represent at least ten percent (10%) of the shares represented in a Shareholders’ Meeting, may request that the voting on any matter with respect to which they do not consider themselves sufficiently informed be delayed, in which case

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the vote on such an item shall be delayed for three days without the need for a new call. This right may be exercised only once for the same item.

                TWENTY FOURTH. The shareholders may be represented in the Meetings by legal representatives that may or may not be shareholders of the company; such representation may be conferred by means of a special or general notarized power of attorney, or by means of a simple power of attorney letter granted before two witnesses meeting the requirements provided under the Law. For such effects, the Company should draft forms that meet, in addition to the above, the following requirements:

                1. Expressly provide the name of the Company as well as the agenda to be dealt with in the Shareholders’ Meeting in question; and

                2. Contain a space for any instructions that may be provided by the granting party in order for the power to be exercised.

                The company shall maintain at the disposal of the stock market intermediaries, the forms for the powers so that such intermediaries may arrange for such forms to timely arrive with the parties they represent, evidencing that they represent the shareholders, in the offices of the Company, during a term of fifteen (15) day term prior to the date of the Shareholders’ Meeting in question.

                The secretary or alternate secretary of the Company should make certain that the provisions of this Clause are observed as well as inform the Shareholders’ Meeting of such observance, and evidence the same in the respective Meeting Minutes.

QUORUM OF THE MEETINGS

                TWENTY FIFTH. A) In order for the General Ordinary Shareholders’ Meetings to be considered legally convened as a result of the first call, at least half of the capital stock in circulation at that time must be represented therein and the resolutions of such Meeting shall be valid when passed by a majority of the votes present. For second and subsequent calls, General Ordinary Shareholders’ Meeting shall function validly with the shareholders that attend the same, whatever the number of shares that they may represent and whatever the nature of the resolutions that are to be adopted.

                B) In order for the General Extraordinary Shareholders’ Meetings to be considered legally convened as a result of the first call, at least three quarters of the capital stock of the Company in circulation at that time must be represented and for the resolutions to be considered valid, they

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should be adopted by the number of shares representing at least half the capital stock of the Company in circulation at that time. For second or subsequent calls, the General Extraordinary Shareholders’ Meeting shall be considered legally installed when at least half of the capital stock in circulation at that time is represented therein, and for the resolutions to be valid, they shall have to be adopted by a number of shares representing at least half the capital stock of the Company in circulation at that time.

                C) At Shareholders’ Meetings, the votes shall be economic, unless any of the parties in attendance request that they be nominal.

                D) The resolutions adopted by the Shareholders’ Meeting are mandatory even on the dissenting or absent shareholders, except for the right of opposition under the terms of item H), below.

                E) The resolutions adopted at a Shareholders’ Meeting that has not been called under the terms of Clause Twenty First of this By Laws shall be void, unless at the time of the vote all of the shares representing the capital stock of the Company is represented at such Meeting.

                F) The resolutions passed outside a Shareholders’ Meeting by a unanimous vote of the shareholders representing all of the shares representing the capital stock of the Company shall have, for all legal effects, the same validity as if they would have been adopted during a Shareholders’ Meeting, as long as such resolutions are confirmed in writing.

                G) The shareholder or group of shareholders that represent at least fifteen (15%) of the capital stock of the company may directly file a civil liability action against the directors, as long as: (i) the lawsuit contains the total responsibilities of the Company and not only those of the personal interest of the plaintiffs, and (ii) as applicable, the plaintiffs had not approved the resolution passed by the General Shareholders’ Meeting regarding the fact that there would be no grounds to proceed against the sued directors. The assets that are obtained as a result of such claim shall be received by the Company.

                H) The shareholder or group of shareholders representing at least twenty percent (20%) of the capital stock may legally oppose the resolutions of the General Shareholders’ Meetings as long as: (i) the lawsuit is presented within the fifteen (15) days following the date that the Meeting is finished; (ii) the claimants have not appeared before the Meeting or have voted in dissent with respect to the resolution and (iii) the lawsuit quotes the clause found in these By-Laws or the legal precepts infringed as well as the matter that has been violated.

MEETING MINUTES

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                TWENTY SIXTH. The entire Shareholders’ Meeting shall be evidenced within Minutes that shall be recorded in the respective Meeting Minutes Book that should be opened and kept by the Company, and the same should be signed by the chairman and secretary of the Meeting as well as by the Examiners that may have attended. The documents that, as applicable, evidence that the calls were made under the terms provided under these company by-laws shall be attached as well as, as applicable, evidence of the matters provided under item E) of Clause Twenty Fifth hereof, in addition to an attendance list duly signed by the recount clerks and other parties who attended the Meeting who wish to do so, the power of attorney letters or copies of the notarized powers of attorneys of the representatives of the shareholders, and reports, accounts and other documents that were submitted to the consideration of the Meeting, and finally, a copy of the respective minutes.

                The same book shall also contain the resolutions passed under the terms of item F) of Clause Twenty Fifth hereof, certified by the secretary of the Board of Directors.

CHAPTER IV

ADMINISTRATION

BOARD OF DIRECTORS

                TWENTY SEVENTH. The Company shall be managed by a Board of Directors. The Board of Directors shall be made up of, at all times, the number of Directors determined by the General Ordinary Shareholders’ Meeting, in each case. The Board of Directors of the Company shall be made up of a number of owner Directors of no less than five (5) and no greater than twenty (20), without prejudice to the designation of their respective alternates, provided that at least twenty five percent of the Directors should be “independent directors” in accordance with the Stock Market Law. For each owner director, a respective alternate shall be assigned, provided that the alternate directors of the independent directors should also be independent.

                The Directors may be shareholders or persons foreign to the Company and should have the legal capacity to exercise their duties and should not be impaired from doing business.

                The Directors shall be appointed by the Shareholders’ Meeting by a simple majority vote of the shareholders present at each Meeting. Any shareholder or group of shareholders representing at least ten percent (10%) of the capital stock shall have the right to appoint a Director and its respective alternate. The appointment of any owner Director, and its respective alternate, made by a minority, may only be revoked when the appointment of the rest of the Directors are also

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revoked, unless the removal is for a justified cause in accordance with applicable law.

                In the case of the temporary or permanent absence of an owner Director, such owner Director may be substituted by the alternate director that was specifically appointed to substitute him.

                The Board of Directors, shall, during the first meeting held after the annual Ordinary Meeting and as long as this Meeting did not make the appointment, appoint from among its members a chairman, which shall be elected by a majority vote of the members of such Board of Directors. The chairman of the Board of Directors shall always have the tie breaking vote.

                Furthermore, the Board of Directors, in the first meeting held after the annual Ordinary Meeting and as long as this Meeting did not make the appointment, name a secretary and an alternate secretary, which may not be members of the Board of Directors. Such secretary and alternate secretary may at any time be removed by the Board of Directors, and their temporary or permanent absences shall be filled by the persons appointed by the Board of Directors itself. Notwithstanding the fact that the secretary and alternate secretary are not members of the Board of Directors, they may sign and publish any call to the Shareholders’ Meeting of the Company ordered or resolved by the Board of Directors in accordance with Clause Twenty First of these By-Laws.

THE DIRECTORS

                TWENTY EIGHTH. The Directors should meet the requirements provided under the applicable legal provisions. The alternate directors shall fill the temporary or permanent absences of the owner directors in respect to which they were named alternate directors.

                The Directors shall be in office, as a general rule, for one (1) year, and may be reelected and, except for the provisions of applicable law, shall continue to be directors even when the period for which their were appointed has expired and until their successors are appointed and take office.

                The General Ordinary Shareholders’ Meeting may provide a greater term during which one or more of the Directors appointed in such a Meeting shall hold office; in which case they may not be removed prior to the expiration of their term in office, except for justified cause or responsibility as provided under Law. The compensation of the Directors, as the case may be, shall be determined by the General Ordinary Shareholders’ Meeting that appointed them and shall be paid out of general expenses.

MEETINGS OF THE BOARD

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                TWENTY NINTH. The meetings of the Board of Directors may be ordinary or extraordinary. The ordinary meetings shall be held periodically on the dates and times designated by such Board of Directors, provided that such Board of Directors meets at least once every three months. The extraordinary meetings shall be held when the chairman of the Board of Directors determines or at the request of twenty five percent of the directors or any of the examiners of the Company. The Examiner(s) shall be called to all of the meetings of the Board of Directors, where they shall attend but shall have no right to vote.

                The Board of Directors shall meet at the Company domicile or at any other place in Mexico or abroad as determined beforehand in the respective call. The meetings of the Board of Directors shall be presided over by the chairman of the same and in absence of such, by any director designated by the directors present at the meeting in question, by a majority of votes.

                The secretary of the Board of Directors shall act as the secretary and in the absence of the secretary, the alternate secretary shall act as such, and in the absence of the alternate secretary, any director designated by the directors present at the corresponding meeting.

                The calls shall be made in writing and sent to each one of the owner directors, alternates and examiners at least five (5) days prior to the date on which the meeting in question shall be held, at the respective addresses that such Directors and examiners may have indicated for such purposes. The call should specify the time, date, and place of the meeting and should be signed by the party making the call. The calls should be sent by mail or fax.

QUORUM

                THIRTIETH. In order for the Board of Directors meeting to be valid, at least half of the directors that make up the Board of Directors from time to time must be in attendance. If a Meeting cannot be held because of a lack of quorum, the call shall be repeated as many times as necessary and the calls shall be sent under the terms provided by Clause Twenty Ninth, above.

                In order for the resolutions of the Board of Directors to be considered valid, they should be adopted by the favorable vote of the majority of the Directors present at the Meeting in question, notwithstanding whether a quorum exists or not. In the event of a tie, the Chairman of the Board of Directors, or its alternate, as applicable, shall have the tie breaking vote.

                Resolutions passed outside a meeting of the Board of Directors shall have the same validity as if they were adopted within a meeting of the Board of Directors when such resolutions are adopted by a unanimous vote of all the owner Directors and the same are confirmed in writing by

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each one of such owner Directors.

MINUTES

                THIRTY FIRST. Minutes shall be drafted for each Board of Directors Meeting that is held, and such Minutes shall be recorded in the corresponding Minutes Book kept by the Company, signed by the chairman of the Board of Directors or in absence of the above, by the person that presided over the meeting, the secretary or in the absence of the above, the person that acted as a secretary and the examiner or examiners that may have attended. From the content of such minutes, the secretary or alternate secretary may issue the certified copies, extracts or certifications that may be necessary.

                The same Minutes Book shall contain the agreements adopted under the terms of the last paragraph of Clause Twenty Ninth of these company by-laws, which shall be certified by the secretary or alternate secretary.

                All minutes shall have attachments including (i) the documents that in such case justify that the calls were made under the terms established by these by-laws; (ii) the attendance list, duly signed by the parties in attendance, (iii) the reports and other documents submitted to the consideration of the Board of Directors and (iv) a copy of the corresponding Minutes.

GUARANTIES

                THIRTY SECOND. The members of the Board of Directors shall not be required to guarantee the responsibilities that they may incur as a result of the carrying out of their duties, nor shall they have to grant any other bond or deposit in cash before the Company, unless so expressly determined by the General Shareholders’ Meeting that appointed them.

POWERS OF THE BOARD OF DIRECTORS

                THIRTY THIRD. The Board of Directors, as a professional body, shall have the authorities granted to the types of bodies of its class by the corresponding legislation and these company by-laws, provided that the Board of Directors may not pass resolutions regarding any of the matters reserved to the Shareholders’ Meeting in accordance with the law or these company by-laws.

                No member of the Board of Directors may exercise the powers of the Board of Directors individually. The Board of Directors may designate, from among its members, delegates for the execution of concrete acts. In the absence of such special designations, the representation shall correspond to the chairman of the Board of Directors.

                By means of example and not limitation, the Board of Directors, as a professional body, shall

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have the following powers:

                A) General power for lawsuits and collections, with all the general and special powers that require a special clause according to law, including the power to grant powers, cease participating in all types of lawsuits, claims and proceedings in general, including the amparo trial, present criminal complaints and accusations, enter into settlements, participate in arbitrations and assist the District Attorney and such power may be exercised before all types of persons and authorities, whether judicial, civil, administrative, penal or labor, federal or local, within a trial or outside a trial, and such powers shall be as broad as permitted under law.

                B) General power to manage the business and assets of the company, grant and subscribe all types of guaranties and special guaranties (avales), and execute the acts, execute agreements, sign documents and grant or subscribe the credit instruments required by the administration.

                C) General power to exercise the acts of ownership permitted under law.

                D) Power to grant, subscribe and endorse all types of credit instruments or securities, under the terms of Article 9th of the General Law of Credit Instruments and Transactions.

                E) Power to substitute all or part of its powers or authorities, and grant and revoke general or special powers, within the limitations provided in these company by-laws.

                F) Power to call General Shareholders’ Meetings and execute and require that the resolutions adopted in the same be complied with.

                G) Power to designate and revoke the appointments of the general director of the Company, managers, officers, high level personnel and other internal entities of the Company that they may determine convenient, as well as the guaranties that should be granted when the Board of Directors considers necessary.

                H) Power to establish branches and agencies of the Company and to remove them.

                I) Power to sign all types of documents, agreements and public deeds directly or indirectly related to the corporate purpose of the company.

                J) In general, carry out all of the acts and agreements that may be necessary in order to comply with the corporate purpose of the Company and those that are attributed to them in any other clause herein. The Board of Directors may delegate one or more of its powers to one or more directors, so that they may exercise the same in the businesses and places that they may determine, signed by the person or persons that for such effects is designated from among its members, to sign all types of documents, contracts or public deeds directly or indirectly related to

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the corporate purposes of the Company and in general appoint, from among its members, one or more delegates for the execution of concrete actions.

                Notwithstanding the above:

                I. The Board of Directors shall have the exclusive power to determine how the Company’s own actions should be voted on, during the ordinary and extraordinary Shareholders’ Meetings of the civil or mercantile companies of which the Company is the majority shareholder of the capital stock of such companies.

                II. The Board of Directors shall require the prior authorization from the Ordinary General Shareholders’ Meeting to approve the acquisition or assignment of shares, or the exercise of the withdrawal right, in the following cases:

                1. When the value of the acquisition of the shares of another company, by virtue of one or more simultaneous or successive acquisition, surpasses twenty percent (20%) of the capital stock of the Company, in accordance with the last statement of the financial position of the same. No approval from the General Ordinary Shareholders’ Meeting shall be required when shares of other mercantile or civil companies which activities coincide with the corporate purpose of the Company are acquired.

                2. When the assignment value of the shares of another company, by virtue of one or more simultaneous or successive assignments, exceeds twenty percent (20%) of the accounting capital of the Company. Prior approval from the General Ordinary Shareholders’ Meeting shall be required when the assignment of the shares implies, by means of one or more simultaneous or successive transactions, the loss of control of the company issuing such shares, which activities coincide with the corporate purpose of the Company.

                3. When the exercise of the right to withdraw of the variable capital companies in which the Company participates represents, by virtue of one or more simultaneous or successive actions, the reimbursement of shares which value exceeds twenty percent (20%) of the accounting capital of the Company, in accordance with the last statement of the financial position of the Company. Previous approval from the Ordinary General Shareholders’ Meeting shall be required when such withdrawal implies, by virtue of one or more simultaneous or successive actions, the loss of control by the company that issued the shares, which activities coincide with the corporate purpose of the Company.

                III. The Board of Directors shall have the power, not be subject to delegation, to approve the

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operations apart from the normal course of business and to be executed by and between the Company and its shareholders, with parties that are members of the administration of the Company or with which such parties maintain patrimonial ties or family ties to the second level, spouse or domestic partner, the purchase or sale of ten percent (10%) or more of the value of the assets of the Company, the granting of guaranties for an amount greater than thirty percent (30%) of the value of the assets of the Company, or operations other than those mentioned above, but not including the ordinary course of business of the Company when they represent more than one percent (1%) of the value of the assets of the Company.

                The directors shall be responsible for the resolutions adopted with respect to the matters referred to in section III, above, except in the case provided under Article 159 of the General Law of Mercantile Companies, or in the event that the directors base their decisions on the opinions of independent specialists, or on the Audit Committee, which shall issue an opinion with respect to any of these matters.

AUDIT COMMITTEE

                THIRTY FOURTH. The Board of Directors of the Company shall establish an Audit Committee, which shall be made up of directors at all times, of which the majority may be made up of independent directors. The chairman of the Audit Committee shall be an independent director. The examiner(s) shall be cited to such committee and shall be able to attend but shall not have the right to a vote.

                The Audit Committee shall have the following powers:

                A) Draft an annual report regarding its activities which should be presented to the Board of Directors;

                B) Provide opinions regarding the transactions involving the Company and the related parties referred to in Section III of Clause Thirty Third, above; and

                C) Propose the hiring of independent specialists in the case they consider it convenient, in order for such specialists to express their opinions with respect to the transactions referred to in item b), immediately above.

                The report(s) of the Audit Committee, of each fiscal year of the Company, which should be presented to the Annual General Ordinary Shareholders’ Meeting.

INTERMEDIATE ADMINISTRATIVE BODIES

                THIRTY FIFTH. The Board of Directors of the Company may establish one or more

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intermediate administrative bodies, and in such case, the structure, management framework and express powers shall be subject to the provisions of this Clause.

                Any intermediate administrative body shall be made up of the number of members that in case are determined by the Board of Directors, but in no case may they be made up of less than three members. Furthermore, an alternate for each owner member may be appointed.

                The naming of the members of each intermediate administrative body from time to time, shall be the responsibility of the Directors of the Company, appointed at the same General Ordinary Shareholders’ Meeting that agreed to name the members of the Board of Directors.

                The intermediate administrative bodies of the Company shall be responsible for implementing the policies and directives of the Board of Directors, within the scope determined by the Board of Directors that may establish such intermediate administrative body, and may only resolve those matters that are not exclusively reserved to the Shareholders’ Meeting or Board of Directors.

                The members of any intermediate administrative body shall invariably act as a professional organization and their powers can not be wholly, or in an unlimited manner, delegated to any party whatsoever. The majority of its members shall be a quorum and resolutions shall be passed as a result of the favorable vote of the majority of the members present, and the Board of Directors should be informed on an annual basis of the most important resolutions adopted therein, or when facts or actions that are transcendental for the Company take place that in their judgment merit such resolutions.

                The meetings of the intermediate administrative bodies shall be held as often as is determined by the Board of Directors or the chairman of the same, and shall be called following the procedure provided in Clause Twenty Ninth of these By-Laws for the calling of meeting of the Board of Directors, and the call should be made in the same manner to the Owner Directors of the Company, which shall be able to attend the meetings but shall not have a vote in the same. The General Director and other managers or officers of the Company, or of the mercantile or civil companies in which the Company has a participation in the capital stock, or whatever other advisers or experts, as well as the members of the Executive Committee, may attend such meetings but shall not have a vote in the same.

                The meetings shall be presided over by the Chairman of the Board or in absence of such Chairman, by the person that for such effects has been selected by the members of the intermediate administrative body in question, and the Secretary of the Board of Directors shall

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acts as the secretary of the intermediate administrative body, or as applicable, the alternate secretary. The minutes recorded as a result of such meetings shall be signed by the parties who acted as the Chairman and Secretary, and the other attendees who wish to sign the minutes.

                Except as provided to the contrary by the Board of Directors that established them, the intermediate administrative bodies shall have the following powers:

                A) General power for lawsuits and collections, acts of administration and dominion, with all the general and special faculties requiring a special clause in accordance with the law according to the provisions of articles 2554 and 2587 of the Federal Civil Code and its correlatives in the articles of the Civil Codes of the other states of the Mexican Republic. This power may be exercised with respect to all of the affairs of the Company, except for those that are reserved by Law or by these By-Laws to another body of the Company.

                B) Power to grant and subscribe credit titles under the terms of Article 9 of the General Law of Credit Instruments and Transactions, including guaranty or special guaranty (aval) endorsements.

                C) Assign, as well as to record liens by means of pledges, or in any other manner record liens on the property or real property of the Company.

                D) Authorize the granting of any guaranty or special guaranty (aval).

                E) Power to confer general or special powers, as well as the power to revoke them, within the limits of their powers.

                F) In general, have the broadest powers to decide upon and pass resolutions regarding the assets and businesses of the Company, related directly or indirectly to the purpose of the same, with the power to name one or more persons as special delegates for the execution of its resolutions, and in the absence of such appointment, they may be executed by the Chairman of the Board of Directors.

                The members of any intermediate administrative body may receive the compensation determined by the Board of Directors, charged to profits and losses.

CHAPTER V

OVERSIGHT

OVERSIGHT

                THIRTY SIXTH. The oversight of the Company shall be the responsibility of as many owner directors and their alternates as may be determined by the General Shareholders’ Meeting. All shareholders that are holders of shares that have been subscribed and totally paid in, representing

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ten percent (10%) or more of the capital stock of the Company, shall have the right to designate an owner director, and its respective alternate, without prejudice to those that the General Ordinary Shareholders’ Meeting may elect, as long as such party has abstained from voting in such elections.

EXAMINERS

                THIRTY SEVENTH. The examiners may or may not be shareholders of the Company, and shall remain in office, as a general rule, for a term of one year, except for the provisions of the applicable legislation, and shall continue in office until the parties named to substitute them are appointed and take office. The compensation of the examiners, as applicable, shall be determined by the General Shareholders’ Meeting that designated them.

                The following parties may not serve as examiners: (I) parties that under law are impaired from practicing business; (II) parties employed by the Company, or the employees of those other companies owning more than twenty five percent (25%) of the capital stock of the Company, or (III) the blood relatives of the directors of the Company, direct relatives without limitation to level, collateral relatives within the fourth level and kin within the second level.

POWERS, OBLIGATIONS AND GUARANTIES

                THIRTY EIGHTH. The examiner(s) shall have the powers and obligations provided under Article 166 of the General Law of Mercantile Companies. They shall not be required to guarantee the responsibilities that they may incur as a result of the carrying out of their duties, nor shall they have to grant any other bond or deposit in cash before the Company, unless so expressly determined by the General Shareholders’ Meeting that appointed them.

CHAPTER VI

REGARDING THE FINANCIAL, PROFIT AND LOSS INFORMATION

FISCAL YEARS

                THIRTY NINTH. The fiscal years of the company shall not exceed a twelve (12) month period and shall begin on January 1st and end on December 31st of each year.

FINANCIAL INFORMATION

                FORTIETH. A) At the end of each fiscal year a general balance, a profit and loss statement, a statement of changes in the financial position and a statement of the changes in the investments of the shareholders, as well as the other financial information referred to in Article 172 of the General Law of Mercantile Companies should be presented and should conclude within the first

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three(3) months following the close of the corresponding fiscal year.

                B) The chairman of the Board of Directors shall submit the balance and other financial information to the Examiners at least thirty (30) days before the date provided for the General Shareholders’ Meeting that shall discuss them, together with the documents justifying such reports or statements, and a general report regarding the course of business of the Company. The examiners, within the following fifteen (15) days, shall draft a report with the observations and proposals that they consider to be pertinent. The balance, together with its attachments and other financial information and report of the examiner(s) should remain in the power of the Board of Directors during a term of fifteen (15) days before the date of the General Shareholders’ Meeting that shall discuss them, and a copy of the same shall be at the disposal of the shareholders at the office of the Company during the term mentioned above.

                C) The Company shall carry out an adequate accounting registry, in each case.

EARNINGS

                FORTY FIRST. The earnings obtained in each fiscal year shall be applied as follows:

                A) The amount agreed to by the Meeting for the formation or reconstitution, as applicable, of the legal reserve fund, shall be separated out, and in any case such an amount should be at a minimum five percent (5%) of the net earnings of the fiscal year in question, until such fund is equal to the amount of twenty percent (20%) of the capital stock;

                B) The amount determined by the Meeting for the establishment of the Reserve for the Acquisition of the Company’s Own Shares shall be separated out, as is provided in Clause Thirteenth of these By-laws;

                C) Once the provisions of items (a) and (b) above have been complied with, the Meeting should:

                (i) Separate out the amount the Company determines is appropriate for the formation or increase of reinvestment, contingency or special reserves, or reserves that they may consider convenient; and/or

                (ii) Declare dividends by means of their distribution among the shareholders, provided that the distribution of earnings is made in proportion to the number of shares and the amount that was paid over each; and/or

                (iii) The amounts determined by the Meeting shall be placed in the account of earnings pending application.

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LOSSES

                FORTY SECOND. The shareholders shall only be responsible for the losses incurred by the Company up to and in proportion to the amount of their respective contributions.

                Consequently, the owners of the paid-up shares shall not have any additional responsibilities whatsoever. The owners of shares that have not been integrally paid, shall only respond until the amount not paid up with respect to their shares.

FOUNDERS

                FORTY THIRD. The founder do not reserve any special participation whatsoever in the earnings of the Company.

CHAPTER VII

DISSOLUTION AND LIQUIDATION

CAUSES OF DISSOLUTION

                FORTY FOURTH. The Company shall be dissolved by means of a resolution adopted by the shareholders represented at least seventy five percent (75%) of the subscribed and paid in capital of the Company, of the General Extraordinary Shareholders’ Meeting:

                A) As a result of the expiration of the life term determined herein;

                B) As a result of the impossibility of carrying out the corporate purpose;

                C) By means of the agreement of the shareholders; passed as a result of these company by-laws and the law;

                D) Because the number of shareholders is less than two; or

                E) Due to the loss of two thirds of the capital stock, except if the shareholders replace it or decrease it without violating the minimum established under law.

LIQUIDATION

                FORTY FIFTH. A) Once the dissolution of the Company is agreed upon, it shall then be placed under liquidation proceedings, which shall be the responsibility of one or more liquidators as determined by the respective General Extraordinary Shareholders’ Meeting.

                B) While the appointment of the liquidators has not been recorded in the Public Registry of Property and Commerce, and these parties have not begun their duties, the directors shall continue in office.

                C) The liquidation shall be carried out in the manner provided under the valid General Law of Mercantile Companies. The Meeting, in the act of agreeing to the dissolution, should establish the

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rules that, in addition to the legal provisions and the provisions provided herein, should dictate the actions of the liquidators.

                D) The Meeting shall meet during the liquidation process in the same manner as during the normal existence of the Company, and the liquidators shall have the powers that correspond to the Board of Directors and the functions established for such positions by the valid General Law of Mercantile Companies. The examiners shall have the same authorities and powers that they do during the normal existence of the Company.

CHAPTER VIII

FINAL PROVISIONS

SUPPLEMENTARY LAWS

                FORTY SIXTH. For all matters not provided for by these Company By-Laws, the Company shall be subject to the provisions of the General Law of Mercantile Companies and as applicable, the Stock Market Law.”

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